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                        Fairness Opinion Presentation To
                 The Special Committee of the Board of Directors



                                    [LOGO](R)



                                 Cohen & Steers
                                 --------------
                              CAPITAL ADVISORS LLC



                                 January 3, 2003



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[LOGO](R)                                                           January 2003
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Confidential Information

     The following material was prepared specifically for use by the Special Committee of the Board of Directors (the "Board") of ARV Assisted Living ("ARV" or the "Company") in evaluating the proposed transaction (the "Transaction") with Prometheus Assisted Living LLC, an affiliate of LFSRI II Assisted Living LLC and Lazard Freres & Co. ("Lazard") and not with a view to public disclosure or filing thereof under the Securities Act of 1933 or the Securities Exchange Act of 1934 (the "Federal Securities Laws"). This material was not prepared to conform with any disclosure standards under the Federal Securities Laws. Neither Cohen & Steers Capital Advisors LLC ("Cohen & Steers") nor any of its officers, directors, employees, affiliates, advisors, agents or representatives warrants or represents the accuracy or completeness of any of the material which follows. Reference is made to the form of the fairness opinion letter appearing in Appendix VII (the "Fairness Opinion Letter"), setting forth the opinion from Cohen & Steers (the "Fairness Opinion") that the consideration to be paid in the proposed Transaction is fair to the holders of Common Shares of ARV (other than Lazard and its affiliates) from a financial point of view. The following material is qualified in its entirety by the matters, disclosures, qualifications and limitations on reliance which may be placed on the Fairness Opinion set forth in the Fairness Opinion Letter, which are incorporated by reference herein as if set forth at length in this book. In the event of any inconsistency between the material set forth in this book and the matters, disclosures, qualifications or limitations set forth in the Fairness Opinion Letter, the latter shall prevail in each instance.

     It should be understood that any estimates, valuations and/or projections contained in the accompanying material were prepared or derived from information supplied by the Company and that Cohen & Steers has not assumed any responsibility for independent verification of any such estimates, valuations and/or projections. Accordingly, no representation or warranty can be or is made by Cohen & Steers as to the accuracy of any such estimates, valuations and/or projections.

     Several analytical methodologies have been employed herein and no one method of analysis should be regarded as critical to the overall conclusion we have reached. Each analytical technique has inherent strengths and weaknesses, and the nature of the available information may further affect the value of particular techniques. Our conclusion is based on all the analyses and factors presented taken as a whole and also on application of our experience and judgment. Such conclusion may involve significant elements of subjective judgment and qualitative analysis. We therefore give no opinion as to the value or merit standing alone of any one or more parts of the material that follows. Our only opinion shall be as delivered to you orally and confirmed in the Fairness Opinion Letter, as and when the same shall be signed and delivered to you. The analyses contained herein and all conclusions drawn from such analyses are necessarily based upon market, economic and other conditions that exist and can be evaluated as of the date of this book, and on information available to us as of the date hereof.

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CAPITAL ADVISORS LLC

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[LOGO](R)                                                           January 2003
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Table of Contents

                                                                        Tab
                                                                     ---------
Executive Summary                                                         I

Overview of Transaction                                                  II

Review of Stock Price Performance                                       III

Summary Valuations

          Discounted Cash Flow Analysis                                IV-A

          Theoretical Stock Price Analysis                             IV-B

          Net Asset Value ("NAV") Analysis                             IV-C

          Premiums Paid Analysis                                       IV-D

          Comparable Trading Companies Analysis                        IV-E

          Comparable Transactions Analysis                             IV-F

Summary                                                                   V

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

[LOGO](R)                                                           January 2003
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Table of Contents

                                                                    Appendices
                                                                    ----------
Discounted Cash Flow Valuation                                           I

Theoretical Stock Price Valuation                                        II

NAV Analysis                                                            III

Premium Paid Analysis                                                    IV

Comparable Trading Companies Analysis                                     V

Comparable Transactions Analysis                                         VI

Draft Form of Fairness Opinion                                          VII

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[LOGO](R)                                                           January 2003
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Section I - Executive Summary




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[LOGO](R)                                                           January 2003
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Executive Summary

[_] We are pleased to review with the Board of Directors of ARV Assisted Living ("ARV" or the "Company") the scope of our activities and results of certain analyses performed in connection with the proposed transaction between ARV and Prometheus Assisted Living LLC, an affiliate of LFSRI II Assisted Living LLC and Lazard Freres & Co. ("Lazard") (the "Transaction"), which included:

       . Reviewing the unexecuted Agreement and Plan of Merger and related agreements;

       . Visiting the executive offices of the Company and participating in due diligence meetings;

       . Reviewing certain publicly available financial statements and other information with respect to the Company;

       . Reviewing certain internal business plans and financial and operating forecasts with respect to the Company, as prepared by management;

       . Reviewing the financial terms, to the extent publicly available, of certain other transactions we deemed relevant;

       . Holding discussions with the management of Lazard and the Company regarding the transaction, financing, business, operations and prospects of the Company and the assisted living industry;

       . Conducting process for soliciting and receiving additional offers and negotiating with potentially interested purchasers;

       . Reviewing the historical trading prices and volume of the Company's common stock;

       . Performing various valuation analyses, as we deemed appropriate, of the Company using generally accepted analytical methodologies; and

       . Performing such other financial studies, analyses, inquiries and investigations, as we deemed appropriate.

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[LOGO](R)                                                           January 2003
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Section II - Overview of Transaction


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[LOGO](R)                                                           January 2003
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Overview of Transaction

Background of Transaction

       [_] In April 2002, ARV engaged Cohen & Steers to review the business of the Company and to work closely with management to develop a detailed financial model in order to assist the Company in evaluating strategic alternatives.

       [_] On July 19, 2002, Cohen & Steers met with the Strategic Transactions
           Review Committee to review the initial draft of the financial model and to discuss its basis as a tool in evaluating possible strategic transactions. Cohen & Steers described the methodologies it used in making preliminary assessments of the value of ARV. Cohen & Steers told the Committee that its next steps would be to analyze any transactions presented to it, monitor the marketplace and to continue to refine the financial model to the extent necessary, including updates for actual results.

       [_] Also during this period, Summerville Assisted Living, Inc.
           ("Summerville"), a wholly owned subsidiary of Apollo Real Estate Advisors LP ("Apollo"), met with management of ARV and representatives of Cohen & Steers to assess a possible business combination with ARV. ARV and Cohen & Steers held informal discussions with Summerville to determine its level of interest, and its ability (financially and otherwise) to complete a business combination. Cohen & Steers worked with representatives of Summerville and its financial sponsor Apollo concerning a possible business combination and to obtain due diligence information to use in evaluating a possible business combination.

       [_] On September 23, 2002, the Board of Directors received a letter from by Prometheus Assisted Living LLC, an affiliate of Lazard, proposing to acquire all of the outstanding shares of ARV it did not already own for a purchase price per share in the range of $3.25 to $3.60 in cash (the "Lazard Proposal").

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Overview of Transaction

Background of Transaction (Continued)

       [_] After reviewing the letter from Lazard, the Board determined that it was appropriate to form a new special committee (the "Special Committee") comprised solely of independent directors to evaluate the Lazard Proposal and any other proposals that may be received. Cohen & Steers was subsequently retained to represent the Special Committee.

       [_] On October 10, 2002, ARV received two unsolicited inquiries from prospective buyers who expressed interest in exploring a possible transaction with ARV. The first letter was from Holiday Retirement Corp. ("Holiday") and it proposed making an offer to the ARV shareholders other than Prometheus for a minimum of 51% of the shares of ARV at a price of $3.70 per share in cash. The second letter was from Summerville and it conveyed that Summerville had a strong interest in either acquiring ARV or entering into a business combination, and based on the information it had received to date, Summerville believed it could pay substantially more than what was proposed in the initial Lazard Proposal. The Summerville proposal did not indicate a specific purchase price.

       [_] Cohen & Steers & the Special Committee responded to the unsolicited letters received from Summerville Senior Living (Apollo) and Holiday Retirement Corporation.

               .   Sought clarification / additional details including
                   financing source and contemplated transaction structure;
               .   Inquired as to impact of Lazard's ownership position on their proposed offer; and
               .   Provided confidentiality agreements ("CA") for execution.

       [_] Cohen & Steers determined with Special Committee the appropriate response and process to deal with Holiday, Summerville and other potentially interested parties noted below.

               .   The Broe Companies (Aspen Retirement)
               .   Brookdale Living Communities, Inc. (Fortress);
               .   Whitehall (Goldman);
               .   JE Roberts.

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[LOGO](R)                                                           January 2003
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Overview of Transaction

Background of Transaction (Continued)

       [_] The Special Committee reserved the period from October 21, 2002 to
           November 15, 2002 to allow for the due diligence of the Company by interested parties. The process included, but was not limited to:

               . Upon execution of CA, providing diligence information package including a CD contained electronic versions of the file;

               . Providing a letter describing the bidding process (the "Bid Process Letter");

               .   Scheduling diligence meetings with management and advisors;

               . Scheduling data room visits for review of more detailed operating and legal information and files; and

               . Targeting completion of diligence review process and receive comprehensive final proposals from interested parties by Friday November 15, 2002.

       [_] On October 21, 2002, Holiday executed a Confidentiality Agreement and received the ARV due diligence information on October 22, 2002 and a letter describing the bid process on October 24, 2002.

       [_] On October 22, 2002, The Broe Companies executed a Confidentiality
           Agreement and received the ARV due diligence information on October 23, 2002 and a letter describing the bid process on October 24, 2002.

       [_] Also during the week of October 21, 2002, Cohen & Steers discussed or attempted to contact to discuss the ARV bidding process with Whitehall (Goldman Sachs), Brookdale Senior Living (Fortress) and J.E. Roberts. None of the aforementioned parties executed a Confidentiality Agreement.

       [_] On October 28, 2002, Apollo executed a Confidentiality Agreement and received the ARV due diligence information and letter describing the bid process on October 29, 2002.

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[LOGO](R)                                                           January 2003
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Overview of Transaction

Background of Transaction (Continued)

     [_] On November 18, 2002, the Special Committee met in the offices of O'Melveny & Myers to discuss the Lazard Proposal, and the other correspondence received from Holiday and Summerville.

     [_] On November 19, 2002 and November 20, 2002 the Special Committee and its advisors met with Lazard to discuss the terms of the original proposal and to begin negotiating improved terms. In connection with such discussions, Lazard increased its offer to $3.80 - $3.85 per share in cash. Lazard also indicated that it might increase its bid pending resolution of the class action litigation filed after the initial Lazard Proposal was publicly disclosed.

     [_] On November 21, 2002, the Special Committee received a letter from Summerville outlining a formal proposal for the acquisition of Common Shares of ARV for $4.00 per share in cash. The offer was subject to government approvals and the ability to negotiate a definitive documentation. The offer was also conditioned on ARV granting Summerville an option to purchase approximately 19.9% of ARV shares at $4.00 per share in cash, exercisable with a debt security. The Special Committee and its legal and financial advisors felt it was appropriate to contact Holiday & Summerville to attempt to negotiate improved terms on a parallel path with negotiating improved terms with Lazard.

     [_] In subsequent conversations with Holiday, Holiday's Chairman indicated it was interested in playing the role of a "stalking horse" in order to induce Lazard to increase its offer.

     [_] On November 26, 2002, the Special Committee and its financial and legal advisors had a conference call with Summerville and its financial and legal advisors to attempt to discuss its offer and to potentially negotiate improved terms. Immediately following the conference call, Summerville's legal advisors called O'Melveny & Myers to express that Summerville would be unwilling to increase its price without further due diligence, and that it would be unwilling to pursue further due diligence without a commitment from the Company to pay Summerville's legal, accounting and other professional fess and expenses. Summerville's legal advisors also conceded that they could not develop a transaction structure that would provide certainty as to closing without the support of the shares held by Lazard.

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[LOGO](R)                                                           January 2003
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Overview of Transaction

Background of Transaction (Continued)

     [_] On November 27, 2002, Brookdale Living Communities, Inc. ("Brookdale") sent a letter to the Special Committee indicating their general interest in a possible transaction with ARV. At the Special Committee's request, Cohen & Steers followed up with Brookdale.

     [_] On December 1, 2002, at the direction of the Special Committee, Cohen & Steers spoke to Lazard and indicated that Lazard would have to increase its offer from the $3.80 - $3.85 per share in cash to at least $4.00 per share in cash.

     [_] On December 4, 2002, the Company informed its financial and legal advisors that the Office of Inspector General ("OIG") of the United States Department of Health and Human Services was investigating GeriCare, a now dissolved Medicare certified outpatient rehabilitation provider that was a wholly owned subsidiary of ARV, for suspicion of submitting, or causing the submission, of Medicare cost reports for fiscal years 1992 through 1998 that included costs that were unallowable under the Medicare Program ("GeriCare Matter").

     [_] During the early part of December 2002, the Special Committee and its financial and legal advisors continued to negotiate with Lazard and provide further diligence updates with respect to the Company's operations and the GeriCare Matter.

     [_] In December 2002, Lazard agreed to continue to working in good faith towards negotiating a transaction, but did not want to enter into a definitive agreement until the class action law suits filed upon the public announcement of the Lazard Proposal and the GeriCare Matter were definitively settled.

     [_] On December 6, 2002, Brookdale informed Cohen & Steers that it would not be submitting a proposal for a transaction with ARV.

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[LOGO](R)                                                           January 2003
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Overview of Transaction

Background of Transaction (Continued)

     [_] In mid-December 2002, Lazard and its legal advisors indicated to the Special Committee and its financial and legal advisors that Lazard had reached a tentative settlement with the plaintiffs in the class action lawsuits filed upon the public announcement of the Lazard Proposal, subject to the execution of certain memoranda of understanding.

     [_] On December 12, 2002, Lazard contacted Cohen & Steers to propose that a transaction proceed at $4.00 per share in cash, subject to resolution of any remaining Merger Agreement issues, and conditioned on a settlement of the GeriCare Matter for no more that $2 million plus expenses. Lazard proposed a purchase price adjustment to the $4.00 per share in the aggregate amount of the GeriCare settlement costs attributable to the non-Lazard shares only.

     [_] On December 17, 2002 after a Special Committee meeting, Cohen & Steers informed Lazard that the Special Committee was uncomfortable with the Lazard proposal both in terms of the mechanism for a price adjustment and the related conditions. The Special Committee counter-proposed that a transaction be effected at $3.90 per share, without any further condition associated with a GeriCare settlement.

     [_] On December 19, 2002, Lazard called Cohen & Steers with a revised offer, proposing to proceed at $3.90 per share, conditioned on a settlement of the GeriCare matter prior to signing the merger agreement, as well as the resolution of the remaining merger agreement issues.

     [_] On December 20th, the Special Committee indicated to Lazard that it was prepared to proceed, subject to resolution of certain legal issues, as per the proposal of December 19th.

     [_] On January 2, 2002, ARV entered into a Settlement Agreement to pay the United States $1,625,000 plus expenses (estimated at $125K) to obtain a release and refrain from any administrative claim or any action against the Company and its current or former affiliates for all periods going back to GeriCare's inception.

     [_] Summary terms of the final negotiated deal between Lazard and the Special Committee follow on pages 10 - 12.

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[LOGO](R)                                                           January 2003
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Summary Transaction Overview (Continued)

(Amounts in Millions, except per share data)

Purchaser:                       Prometheus Assisted Living LLC, an affiliate of
                                 LFSRI II Assisted Living LLC and Lazard Freres
                                 & Co. Purchaser currently owns 7,595,069 shares of common stock of the Company and warrants to purchase additional 750,000 shares of Common
                                 Stock at a price of $3.00 per share,
                                 representing approximately 49% of the
                                 outstanding equity of the Company on a fully diluted basis.

Transaction:                     Purchase of approximately 9,864,620 shares of
                                 Common Stock of the Company, representing approximately 56.5% of shares currently outstanding.

Proposed Purchase Price:         $3.90 per share

Transaction Value:               $74.1   Equity Value
                                 180.8   Enterprise Value
                                 501.1   Adjusted Enterprise Value

Premium:                         52.9% (based on closing price on September 23,
                                 2002 - pre-announcement)

Other Securities                 "In the money" options will be cashed out at
                                 spread between exercise price and per share deal price. "Out of the money" options will be canceled. The Lazard warrants will be cancelled and the $7.3 million of the Company's 6 3/4% convertible debentures due 2006 will be repaid in full at closing.

Other Key Agreements:            The Company is not permitted to actively
                                 solicit alternative transactions, but the agreement provides for usual and customary fiduciary "out" provisions in the event of a possible superior proposal.

Break-up Fee / Expenses:         Fee equal to 3.0% of Equity Value and
                                 reimbursement for expenses to be paid under certain circumstances, including entering into a superior transaction.

Reverse Break-up Fee / Expenses: Fee equal to 2 times the Break-up Fee and reimbursement for up to $1.5 million of
                                 expenses to be paid under certain circumstances (i.e., Purchaser's inability to obtain financing), but not in the case of a material market disruption.

Anticipated Timing               Definitive agreement to be executed on January
                                 3, 2003, closing targeted for second quarter
                                 2003.

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[LOGO](R)                                                           January 2003
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Analysis of Proposed Transaction (Continued)

($000's except shares outstanding data)

                                                                                         --------
        Proposed Purchase Price Per Share                                                $   3.90
                                                                                         --------

        Ownership                                           Shares     % of Total          Amount
                                                        -----------------------------------------
           Public                                        9,864,620          51.9%        $ 38,472
           Options (Tsy Method)/(1)/                     1,372,156           7.2%           5,351

                                                        ----------         -----         --------
                Proposed Equity Purchase Value          11,236,776          59.1%        $ 43,823
                                                        ==========         =====         ========

           LFREI Shares                                  7,595,069          40.0%          29,621
           LFREI Warrants (Tsy Method)/(2)/                173,077           0.9%             675

                                                        ----------         -----         --------
                Total Implied Equity Value (diluted)    19,004,922         100.0%        $ 74,119
                                                        ==========         =====         ========

                Plus: Assumed Debt                                                       $121,141
                Less: Cash on Hand (ProForma)/(3)/                                        (14,477)
                    Net Debt                                                             --------
                                                                                          106,664

                                                                                         --------
           Total Implied Transaction Value                                               $180,783
                                                                                         ========

                Plus: Capitalized Lease expense (10x)                                     320,280

                                                                                         --------
           Total Implied Adj. Transaction Value                                          $501,063
                                                                                         ========

--------------------------------------------------------------------------------
(1) Reflects 2.4 million options to purchase shares at and average price of $1.72 per using the Treasury Method at the Purchase Price.
(2) Reflects 750,000 warrants to purchase shares at $3.00 per share held by LFREI using the Treasury Method at the Purchase Price.
(3) Adjusted to reflect $1.75 million of approximate costs (including expenses) to settle the GeriCare Matter.

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[LOGO](R)                                                           January 2003
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Proposed Sources and Uses
($000's)




        Uses:/(1)/

          Purchase Remaining Shares Outstanding/(2)/            $38,472
          Outstanding Options/(3)/                                5,351
          Unsecured Debt Due on Change of Control                 7,253
          Estimated Transaction Costs                             5,000
                                                              ----------
                  Total Uses                                    $56,076
                                                              ==========



        Sources:
                                                              ----------
          Estimated LFREI Net Financing Requirement             $56,076
                                                              ==========





        ------------------------------------------------------------------------
        (1) Excludes approximately $10 million of debt due to Lazard upon a change of control.
        (2) Reflects the value of 9.8 million shares at $3.90 per share.
        (3) Reflects the "in-the-money" value of approximately 2.4 million options at an average strike price of $1.72 using the Treasury Method calculated at the Purchase Price.



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[LOGO](R)                                                           January 2003
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Section III - Review of Stock Price Performance


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

[LOGO](R)                                                           January 2003
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ARV Stock Price Performance - Price vs. Volume

Initial Public Offering (October 18, 1995) to December 31, 2002

                                     [GRAPH]

Source: Bloomberg

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[LOGO](R)                                                           January 2003
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ARV Stock Price Performance - Price vs. Volume

For the 120 Days ended December 31, 2002

                                     [GRAPH]

Source: Bloomberg

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[LOGO](R)                                                           January 2003
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Relative Price Performance & Stock Trading Histogram Analysis

For the twelve months ended September 23, 2002

                          [GRAPH]            [GRAPH]

Source: Bloomberg
Note: (1) Assisted Living Index includes ACR, ALI, CSU, ESC, SRZ & SRS.

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[LOGO](R)                                                           January 2003
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Relative Price Performance & Stock Trading Histogram Analysis

For the six months ended September 23, 2002

                          [GRAPH]            [GRAPH]

Source: Bloomberg.
Note: (1) Assisted Living Index includes ACR, ALI, CSU, ESC, SRZ & SRS.

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[LOGO](R)                                                           January 2003
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Relative Price Performance & Stock Trading Histogram Analysis

For the three months ended September 23, 2002

                          [GRAPH]            [GRAPH]

Source: Bloomberg.
Note: (1) Assisted Living Index includes ACR, ALI, CSU, ESC, SRZ & SRS.

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[LOGO](R)                                                           January 2003
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Relative Price Performance & Stock Trading Histogram Analysis

For the two months ended September 23, 2002

                          [GRAPH]            [GRAPH]

Source: Bloomberg.
Note: (1) Assisted Living Index includes ACR, ALI, CSU, ESC, SRZ & SRS.

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[LOGO](R)                                                           January 2003
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Relative Price Performance & Stock Trading Histogram Analysis

For the one month ended September 23, 2002

                          [GRAPH]            [GRAPH]

Source: Bloomberg.
Note: (1) Assisted Living Index includes ACR, ALI, CSU, ESC, SRZ & SRS.

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[LOGO](R)                                                           January 2003
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Section IV - Valuation Analyses


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[LOGO](R)                                                           January 2003
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Valuation Methodologies

Overview

     [_]  The following valuation analyses were performed:

             .    Discounted Cash Flow Analysis

             .    Theoretical Stock Price Analysis

             .    NAV Analysis

             .    Premiums Paid Analysis

             .    Comparable Trading Companies Analysis

             .    Comparable Transactions Analysis

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

[LOGO](R)                                                           January 2003
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Summary of Valuation Analyses

                               Proposed
                            Purchase Price
                                 $3.90
                                                                   Mean - $3.87
Discounted Cash Flow                                          Adj. Mean - $3.86
Analysis (CY 2007 Exit)                                          Median - $3.85       Legend
                                                                   High - $5.91       ------
                                                                    Low - $2.08
                                                                                      Median
                                                  Mean - $3.32
Theoretical Stock Price                      Adj. Mean - $3.29
Analysis (CY 2006 Exit)                         Median - $3.20
                                                  High - $5.22                        Adjusted Mean
                                                   Low - $2.01

                                    Mean - $3.81
                               Adj. Mean - $3.79                                      Mean
Net Asset Value Analysis          Median - $3.78
                                    High - $4.95
                                     Low - $2.71

                                            Mean - $3.26
Premiums Paid Analysis                 Adj. Mean - $3.20                                                    Mean - $ 4.41
(All Transactions)                        Median - $3.11                                               Adj. Mean - $ 3.52
                                            High - $4.91                                                  Median - $ 3.92
Comparable Trading                           Low - $2.53                                                    High - $12.09
Companies Analysis                                                                                           Low - $ 2.76

                                                                                                             Mean - $ 4.16
Comparable Transactions                                                                                 Adj. Mean - $ 3.83
Analysis                                                                                                   Median - $ 3.44
                                                                                                             High - $12.14
                                                                                                              Low - $ 2.32

             $1.00                  $4.00               $7.00                 $10.00                           $13.00

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[LOGO](R)                                                           January 2003
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Section A - Discounted Cash Flow Analysis


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Cohen & Steers                                                           Page 24
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

[LOGO](R)                                                           January 2003
--------------------------------------------------------------------------------
Discounted Cash Flow Analysis

Overview

     [_] A Discounted Cash Flow Analysis ("DCF") was performed to calculate the present value of the free cash flows, after rent expense but prior to debt service, of the Company, based upon the Company's projections.

     [_]  The DCF analysis reflects:

            . The present value of the projected free cash flows through CY 2007 after taking into consideration all required uses of capital during such period relating to operating deficit funding and maintenance capital expenditures ("capex");

            . The present value of the estimated terminal value of the business based upon projected CY2007 EBITDA;

            . Pro forma net capitalization of $117.0 million and 20.6 million diluted shares currently outstanding, assuming the expense of all options and warrants net of related proceeds; and

            . The DCF analysis was run assuming full NOL utilization. Cohen & Steers notes that a change in control at the Company would likely reduce the benefit of the NOL going forward.

     [_] The range of terminal enterprise values was calculated using a range of terminal multiples based on the current EBITDA multiples of comparable senior & assisted living companies of 7.0x to 10.0x discounted for the future.

     [_] Estimated cash flows and terminal values were discounted to the end of the year 2002 using rates ranging from 13.0% to 17.0%, representing a range of the Company's weighted average cost of capital, excluding lease expense.

     [_] For purposes of our analysis it was assumed that the Company acquired the minority interests in certain of its joint ventures as of the end of the year 2002. For purposes of this purchase assumption, an 11% cap was assumed, subject to minimum price of $50,000 per bed.

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Cohen & Steers                                                           Page 25
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

[LOGO](R)                                                           January 2003
--------------------------------------------------------------------------------
Discounted Cash Flow Analysis

($000's except per share data)

    ------------------------------------------------------------------------------
    Discount                  2007 Terminal Multiple of EBITDA
      Rate                7.00x           8.00x           9.00x           10.00x
    ----------    ----------------------------------------------------------------
                           14.3%           12.5%            11.1%            10.0%

     13.0%             $185,455        $203,258         $221,061         $238,864    Gross Enterprise Value
                         68,441          86,244          104,047          121,850    ARV Equity Value
                       $   3.32        $   4.18         $   5.05         $   5.91    ARV Equity Value Per Share

     14.0%             $178,577        $195,612         $212,648         $229,683
                         61,563          78,598           95,634          112,669
                       $   2.99        $   3.81         $   4.64         $   5.46

     15.0%             $172,032        $188,340         $204,647         $220,955
                         55,018          71,326           87,633          103,941
                       $   2.67        $   3,46         $   4.25         $   5.04

     16.0%             $165,802        $181,418         $197,035         $212,652
                         48,788          64,404           80,021           95,638
                       $   2.37        $   3.12         $   3.88         $   4.64

     17.0%             $159,867        $174,828         $189,789         $204,749
                         42,853          57,814           72,775           87,735
                       $   2.08        $   2.08         $   3.53         $   4.25
    ------------------------------------------------------------------------------

           ARV Equity Value                        Per Share

             Mean                                    $3.87
             Median                                  $3.85

             High                                    $5.91
             Low                                     $2.08

           Proposed Lazard Transaction               $3.90

    ____________________
    Source: Company Projections


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Cohen & Steers                                                           Page 26
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

[LOGO](R)                                                           January 2003
--------------------------------------------------------------------------------


Section B - Theoretical Stock Price Analysis


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Cohen & Steers                                                           Page 27
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CAPITAL ADVISORS LLC

[LOGO](R)                                                           January 2003
--------------------------------------------------------------------------------
Theoretical Stock Price Analysis

Overview

     [_] A Theoretical Stock Price Analysis was performed by applying a range of valuation multiples to the Company's future projected results and deducting future Company estimates of outstanding indebtedness less available cash to calculate implied future equity values. For purposes of this analysis a range of multiples based on the current EBITDA multiples of comparable senior & assisted living companies of 7.0x to 10.0x was used.

     [_] The implied equity values were calculated by discounting implied future equity values using equity rates of returns ranging from 20.0% to 40.0%.

     [_] This analysis was performed for each of the years ended December 31, 2002, 2003, 2004, 2005 and 2006, respectively.

     [_] For purposes of this valuation, the minority interest portions of joint ventures were valued using the same multiples applied to the Company as a whole.

     [_] The analysis was run assuming full NOL utilization. Cohen & Steers notes that a change in control at the Company would likely reduce the benefit of the NOL going forward.

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Cohen & Steers                                                           Page 28
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CAPITAL ADVISORS LLC

[LOGO](R)                                                           January 2003
--------------------------------------------------------------------------------
Theoretical Stock Price Analysis
(In $US Dollars)


                                              Present Value of Diluted Equity per Share

                               CY 2002         CY 2003         CY 2004         CY 2005         CY 2006
        Mean                    $2.05           $1.89           $2.53           $3.05           $3.32

        Adj. Mean (1)           $2.06           $1.89           $2.52           $3.02           $3.29

        Median                  $2.08           $1.90           $2.52           $2.97           $3.20

        High                    $3.09           $2.92           $3.78           $4.61           $5.22

        Low                     $0.96           $0.94           $1.53           $1.91           $2.01

                                        Proposed Lazard Transaction                             $3.90

        /(1)/ Reflects the mean excluding high and low.





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Cohen & Steers                                                           Page 29
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

[LOGO](R)                                                           January 2003
--------------------------------------------------------------------------------


Section C - NAV Analysis


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Cohen & Steers                                                           Page 30
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

[LOGO](R)                                                           January 2003
--------------------------------------------------------------------------------
NAV Analysis

Overview

     [_] A NAV analysis of the Company's portfolio of properties was performed, assuming a going-concern (ie. no deduction for taxes, sales commissions, etc.).

     [_] For purposes of this analysis, the Company's properties were divided into two categories including Owned and Leased.

     [_] For purposes of calculating enterprise values, the Leased assets were valued using a range of current senior and assisted living market multiples of EBITDA (after rent expense) of 4.0x to 8.0x. The Owned assets were valued using a range of current senior and assisted living market capitalization rates ranging from 10.0% to 12.0%. The Owned assets were further subject to a minimum price of $50,000 per bed.

     [_] To calculate implied equity values, the outstanding liabilities were subtracted, including the share of minority interest calculated using a comparable range of capitalization rates applied to Company's owned assets.

     [_] For purposes of this analysis, it was assumed that any Leased property that is currently losing money after management fees and debt service has no current residual equity value. Furthermore, each property was valued on a stand-alone basis, notwithstanding the existence of certain master lease or cross collateral arrangements.

     [_] In addition, the Company's cash balance as of September 30, 2002 was adjusted to reflect the settlement of the GeriCare Matter.

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Cohen & Steers                                                           Page 31
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

[LOGO](R)                                                           January 2003
--------------------------------------------------------------------------------

NAV Analysis

Valuation Analysis ($000's except per share data)

                                                                                          Asset Equity Value By Residence

                                              Number of  Residence   12.0%        11.5%      11.0%       10.5%       10.0%    Owned
                                              Residences Capacity     4.0x         5.0x       6.0x        7.0x        8.0x    Leased
   Leases /(2)/
   ------
   NHP                                            16      2,163    $ 16,002.2  $ 20,002.8  $ 24,003.4  $ 28,003.9  $ 32,004.5
   Other                                           3        396       3,388.8     4,236.0     5,083.2     5,930.4     6,777.6
   HCPI                                            7        964       3,931.7     4,914.6     5,897.6     6,880.5     7,863.4
   Healthquest                                     2        254       2,011.6     2,514.6     3,017.5     3,520.4     4,023.3
   Oakmont                                         4        413       1,155.3     1,444.1     1,732.9     2,021.7     2,310.5
   Hillsdale                                       2        179             -           -           -           -           -
                                              -------------------- ----------  ----------  ----------  ----------  ----------
       Sub-total                                  34      4,369    $ 26,489.7  $ 33,112.1  $ 39,734.5  $ 46,356.9  $ 52,979.4

   Mortgage Debt /(2)(3)/
   -------------
   Red Mortgage Capital                           13      1,379    $ 22,304.7  $ 24,955.6  $ 27,847.5  $ 31,310.7  $ 35,217.1
   GMAC                                            2        262      11,949.1    13,513.1    15,219.2    17,087.8    19,143.3
   Collwood & Covina                               2        175       8,750.0     8,750.0     8,854.6     9,126.2     9,425.0
                                              -------------------- ----------  ----------  ----------  ----------  ----------
       Sub-total                                  17      1,816    $ 43,003.9  $ 47,218.7  $ 51,921.3  $ 57,524.7  $ 63,785.3
                                              -------------------- ----------  ----------  ----------  ----------  ----------
   GRAND TOTAL                                    51      6,185    $ 69,493.5  $ 80,330.8  $ 91,655.8  $103,881.6  $116,764.7
                                              ==================== ==========  ==========  ==========  ==========  ==========

       Total Asset Value                                           $ 69,493.5  $ 80,330.8  $ 91,655.8  $103,881.6  $116,764.7
         Less: Lazard Debt                                          (10,000.0)  (10,000.0)  (10,000.0)  (10,000.0)  (10,000.0)
         Less: Convertible Debt                                      (7,253.0)   (7,253.0)   (7,253.0)   (7,253.0)   (7,253.0)
         Less: ODL Future Requirements                               (4,300.0)   (3,323.3)   (2,346.6)   (1,369.9)     (393.1)
         Less: Buy-Out of Remaining Minority Partners' Interest     (12,721.2)  (13,760.2)  (14,899.3)  (16,298.0)  (17,883.2)
         Plus: Cash (Pro Forma) /(4)/                                14,477.0    14,477.0    14,477.0    14,477.0    14,477.0
         Plus: Cash Proceeds from Exercise of Options & Warrants      4,146.9     6,396.9     6,396.9     6,396.9     6,396.9
                                                                   ----------------------------------------------------------
       Total Value Applicable to Common Stock                      $ 53,843.9  $ 66,868.2  $ 78,030.9  $ 89,834.7  $102,109.2
                                                                   ==========================================================

       Shares Outstanding                                              19,871      20,621      20,621      20,621      20,621
       Diluted Value per Share                                     $     2.71  $     3.24  $     3.78  $     4.36  $     4.95

                                                                                       Mean                        $     3.81
                                                                                       Median                      $     3.78
   (1) Excludes effect of all disposition costs and taxes (net of NOL utilization).
   (2) After rent, 5% management fees and $350 per unit capex reserve.                 Proposed Lazard Transaction $     3.90
   (3) Reflects a floor of $50K per bed for the owned assets.
   (4) Adjusted to reflect $1.75 million of approximate costs (including expenses)
       to settle the GeriCare Matter.

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Cohen & Steers                                                           Page 32
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

[LOGO](R)                                                           January 2003
--------------------------------------------------------------------------------


Section D - Premiums Paid Analysis


--------------------------------------------------------------------------------
Cohen & Steers                                                           Page 33
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CAPITAL ADVISORS LLC

[LOGO](R)                                                           January 2003
--------------------------------------------------------------------------------

Premiums Paid Analysis

Overview

     [_] A Premiums Paid Analysis was performed to compare the premium paid in similar transactions in the senior care industry to the premium proposed in the Transaction.

     [_] Given the limited number of public company transactions in the assisted living /senior housing industry, the universe of transactions reviewed has been broadened to include other senior care company transactions.

     [_]  The following companies were included in the Premium Paid Analysis:

           .     Fortress / Brookdale
           .     Warburg, Pincus / Centennial
           .     Sunrise / Karrington
           .     HCR / Manor Care
           .     Lazard Freres / Atria
           .     Investcorp / Harborside
           .     Paragon / Mariner
           .     Fountain View / Summit
           .     Lazard Freres / Kapson
           .     Extendicare / Arbor
           .     Alternative Living / Sterling House
           .     Paragon / Grancare
           .     Paragon / Living Centers
           .     HealthSouth / Horizon
           .     Genesis / Multicare
           .     Sun / Regency
           .     Whitehall Street / Integrated Living
           .     Vencor / TheraTX

     [_] For purposes of the analysis, the proposed Transaction premium was compared to the premiums paid in the above transactions. The proposed Transaction premium was also compared to those above transactions involving cash considerations.

     [_] The resulting premiums paid were applied to the trading share price of the Company immediately prior to the Company's first announcement on September 23, 2002 to calculate the implied equity valuations.

     [_] We would note that none of the transactions listed above are directly comparable to the Transaction being considered by the Company since they occurred in different market conditions.

--------------------------------------------------------------------------------
Cohen & Steers                                                           Page 34
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CAPITAL ADVISORS LLC

[LOGO](R)                                                           January 2003
--------------------------------------------------------------------------------
Premium Paid Analysis


        Transaction                                 Announcement                             Premiums Paid before Announcement
                                                                    Consideration    -----------------------------------------------
                                                        Date                              1 Day           1 Week        4 Week
        Fortress / Brookdale                          7/26/2000         Cash              33.3%           41.0%          20.6%
        Warburg, Pincus / Centennial                  2/25/2000         Cash              87.2%           85.3%          83.3%
        Sunrise/Karrington                           10/19/1998         Stock             43.4%           47.5%         116.7%
        HCR/Manor Care                                6/10/1998         Stock             19.8%           23.2%          16.0%
        Lazard Freres / Atria                         4/20/1998         Cash               2.5%            7.3%          -3.3%
        Investcorp/Harborside                         4/16/1998         Cash              16.3%           22.3%           5.8%
        Paragon/Mariner                               4/13/1998         Stock              2.7%            7.4%          24.9%
        Fountain View/Summit                           2/6/1998         Cash              31.3%           25.4%          31.3%
        Lazard Freres / Kapson                        10/2/1997         Cash              -0.9%            9.4%          11.5%
        Extendicare/Arbor                             9/30/1997         Cash              15.4%           19.6%          26.8%
        Alternative Living / Sterling House           7/31/1997         Stock             30.0%           29.1%          40.0%
        Paragon/Grancare                               5/8/1997         Stock             22.6%           24.6%          15.2%
        Paragon/Living Centers                         5/8/1997         Cash              11.0%           12.5%          13.3%
        HealthSouth/Horizon                           2/18/1997         Stock             49.8%           56.7%          55.3%
        Genesis/Multicare                             6/16/1997         Cash               9.3%           13.7%          34.9%
        Sun/Regency                                   7/27/1997         Cash              34.4%           50.4%          43.1%
        Whitehall Street / Integrated Living          5/30/1997         Cash              26.9%           21.1%          50.8%
        Vencor/TheraTx                                2/10/1997         Cash              30.3%           35.4%          59.1%



                                                                    Cash Transactions
                                                                    -----------------
                                                                                 Mean     24.7%           28.6%          31.4%
                                                                       Adj. Mean/(1)/     21.1%           25.1%          29.7%
                                                                               Median     21.6%           21.7%          29.0%
                                                                                 High     87.2%           85.3%          83.3%
                                                                                  Low     -0.9%            7.3%          -3.3%

                                                                    All Transactions
                                                                    ----------------
                                                                                 Mean     25.6%           29.6%          35.6%
                                                                       Adj. Mean/(1)/     23.3%           27.3%          32.8%
                                                                               Median     22.6%           23.2%          26.8%
                                                                                 High     87.2%           85.3%         116.7%
                                                                                  Low     -0.9%            7.3%          -3.3%

        nm=not meaningful; na=not available
        /(1)/ Reflects the mean excluding high and low.

--------------------------------------------------------------------------------
Cohen & Steers                                                          Page 35
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CAPITAL ADVISORS LLC

[LOGO](R)                                                           January 2003
--------------------------------------------------------------------------------
Premium Paid Analysis

(In $US Dollars)


                                            ARV Data                              Comparable Premium Paid/(1)/

                                                   Purchase                      Adj.
             Multiple of               Price        Price          Mean       Mean /(2)/     Median      High        Low
                                                   Premium
   Premium Paid Analysis /(1)/
   ---------------------------

   Cash Transactions
   1 Day                              $2.55         52.9%          24.7%       21.1%         21.6%       87.2%      -0.9%
   1 Week                             $2.54         53.5%          28.6%       25.1%         21.7%       85.3%       7.3%
   4 Weeks                            $2.43         60.5%          31.4%       29.7%         29.0%       83.3%      -3.3%


   All Transactions
   1 Day                              $2.55         52.9%          25.6%       23.3%         22.6%       87.2%      -0.9%
   1 Week                             $2.54         53.5%          29.6%       27.3%         23.2%       85.3%       7.3%
   4 Weeks                            $2.43         60.5%          35.6%       32.8%         26.8%      116.7%      -3.3%

   -----------------------------------------------------------------------------
   /(1)/ Prior to announcement.
   /(2)/ Reflects the mean excluding high and low.

--------------------------------------------------------------------------------
Cohen & Steers                                                           Page 36
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

[LOGO](R)                                                           January 2003
--------------------------------------------------------------------------------
Premium Paid Analysis
(In $US Dollars)


                                               ARV Data                         Implied Per Share Equity Values

        Multiple of                     Price       Purchase       Mean         Adj.          Median      High         Low
                                                      Price                   Mean/(2)/
        Premium Paid Analysis/(1)/
        --------------------------

        Cash Transactions
        1 Day                           $2.55       $3.90          $3.18      $3.09           $3.10       $4.77       $2.53
        1 Week                          $2.54       $3.90           3.27       3.18            3.09        4.71        2.73
        4 Weeks                         $2.43       $3.90           3.19       3.15            3.13        4.45        2.35


                                     Mean                          $3.21      $3.14           $3.11       $4.64       $2.53
                                     Median                         3.19       3.15            3.10        4.71        2.53


        All Transactions
        1 Day                           $2.55       $3.90          $3.20      $3.14           $3.13       $4.77       $2.53
        1 Week                          $2.54       $3.90           3.29       3.23            3.13        4.71        2.73
        4 Weeks                         $2.43       $3.90           3.30       3.23            3.08        5.27        2.35


                                     Mean                          $3.26      $3.20           $3.11       $4.91       $2.53
                                     Median                         3.29       3.23            3.13        4.77        2.53


--------------------------------------------------------------------------------
/(1)/ Prior to announcement
/(2)/ Reflects the mean excluding high and low

--------------------------------------------------------------------------------
Cohen & Steers                                                          Page 37
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

[LOGO](R)                                                           January 2003
--------------------------------------------------------------------------------


Section E - Comparable Trading Companies Analysis


--------------------------------------------------------------------------------
Cohen & Steers                                                           Page 38
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

[LOGO](R)                                                           January 2003
--------------------------------------------------------------------------------
Comparable Trading Companies Analysis

Overview

           [_] A Comparable Trading Companies Analysis was performed pursuant to which the publicly available financial and operating data, and other market statistics of assisted living and senior housing operators were compared to the Company. The information is based on closing stock prices as of December 31, 2002.

           [_] The following companies were included in the Comparable Trading
               Companies Analysis:

                   .   Alterra Healthcare
                   .   American Retirement Corporation
                   .   ARV Assisted Living
                   .   Assisted Living Concepts, Inc.
                   .   Capital Senior Living, Inc.
                   .   Emeritus Corporation
                   .   Sunrise Assisted Living

           [_] These assisted living and senior housing companies were selected on the basis of several variables, including, but not limited to, the nature of operations and financial performance.

           [_] The resulting multiples and valuations were applied to the reported financial results of the Company to calculate the implied equity valuations. The results of the Company were further adjusted to reflect the settlement of the GeriCare Matter.

           [_] We note that a number of companies, including Alterra, American
               Retirement, Assisted Living Concepts, Emeritus, among others, have either undergone recent, or are currently undergoing, material financial restructurings. As a result, certain financial data used in this analysis may not be meaningful. Consequently, we do not consider that the Comparable Trading Companies Analysis to be meaningful in the context of our overall evaluation.

--------------------------------------------------------------------------------
Cohen & Steers                                                           Page 39
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

[LOGO](R)                                                           January 2003
--------------------------------------------------------------------------------
Comparable Trading Companies Analysis
Trading Multiples ($000's)

                                                                           Adj. Enterprise Multiples
                                                            Adjusted
                                  Market    Enterprise    Enterprise    Per Bed                           Enterprise    Market Value
                                   Cap.        Value         Value       Value      Latest Q Annualized    Multiple      of Equity

                                   (SMM)       (SMM)         (SMM)      (S000's)   Revenue       EBITDAR     EBITDA       Book Value
Alterra Healthcare                $  2.4     $  992.8     $1,583.0      $ 84.3       3.8 x          nm          nm            nm

American Retirement Corp.           33.8        570.2      1,016.9        94.2       3.0            nm          nm            1.2 x

ARV Assisted Living, Inc.           63.7        170.9        491.1        80.2       3.1           9.7 x       9.2 x          1.3

Assisted Living Concepts, Inc.      19.6        174.3        296.7        43.1       1.9           9.6         9.4            0.7

Capital Senior Living               50.3        184.5        191.5        31.3       3.3          13.2        13.4            0.4

Emeritus Corporation                55.1        230.5        521.8        98.2       3.6            nm          nm             nm

Sunrise Assisted Living, Inc.      553.9      1,004.3      1,087.3       139.0       2.5            nm          nm            1.3



Mean                              $111.3     $  475.3     $  741.2      $ 81.4       3.0 x        10.8 x      10.6 x          1.0 x
Median                              50.3        230.5        521.8        84.3       3.1           9.7         9.4            1.2

Adj. Mean (excl. high/low)         $44.5     $  430.5       $682.8      $ 80.0       3.1 x         9.7 x       9.4 x          1.1 x

High                              $553.9     $1,004.3     $1,583.0      $139.0       3.8 x        13.2 x      13.4 x          1.3 x
Low                                  2.4        170.9        191.5        31.3       1.9           9.6         9.2            0.4

--------------------------------------------------------------------------------
Source: Public SEC filings and press releases.


--------------------------------------------------------------------------------
Cohen & Steers                                                         Page 40
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

[LOGO](R)                                                           January 2003
--------------------------------------------------------------------------------
Comparable Trading Companies Analysis
Valuation Analysis

                                                                                        Comparable Trading Multiples/(1)/

  Multiple of                        ARV/(1)/       Proposed                       Adj.
                                     ($000's)      Transaction      Mean        Mean/(2)/       Median         High          Low
                                                    Multiples
  Adjusted Enterprise Value to:

  Per Bed Values ($000's)               6,126           $81.8       $81.4           $80.0        $84.3        $139.0        $31.3
  LQA Revenues                       $158,676             3.2x        3.0x            3.1x         3.1x          3.8x         1.9x
  LQA EBITDAR                          50,700             9.9        10.8             9.7          9.7          13.2          9.6


  Enterprise Value to:

  LQA EBITDA                         $ 18,672             9.7x       10.6x            9.4x         9.4x         13.4x         9.2x

  Market Price of Equity to:

  Book Value (Pro Forma)/(3)/        $ 46,321             1.6x        1.0x            1.1x         1.2x          1.3x         0.4x

--------------------------------------------------------------------------------
/(1)/ Reflects latest quarter ended September 30, 2002 annualized data from public filings and press releases.
/(2)/  Reflects the mean excluding high and low.
/(3)/ Adjusted to reflect $1.75 million of approximate costs (including expenses) to settle the GeriCare Matter.

--------------------------------------------------------------------------------
Cohen & Steers                                                          Page 41
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

[LOGO](R)                                                           January 2003
--------------------------------------------------------------------------------
Comparable Trading Companies Analysis


--------------------------------------------------------------------------------
Cohen & Steers                                                           Page 42
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

[LOGO](R)                                                           January 2003
--------------------------------------------------------------------------------


                                                                              Implied per Share Equity Values/(2)/

        Multiple of                             ARV Data/(1)/      Mean           Adj.         Median       High         Low
                                                   ($000's)                    Mean/(3)/
        Adjusted Enterprise Value to:

        Per Bed Values ($000's)                         6,126      $4.12          $3.61         $5.11       $24.31          nm
        LQA Revenues                                 $158,676       3.06           3.63          3.68        10.52          nm
        LQA EBITDAR                                    50,700       7.02           3.68          3.68        13.92        3.45


        Enterprise Value to:

        LQA EBITDA                                    $18,672      $5.26          $3.89         $3.89        $8.20       $3.68


        Market Price of Equity to:

        Book Value (Pro Forma)/(4)/                   $46,321      $2.62          $2.81         $3.25        $3.52       $1.14


                                                Mean               $4.41          $3.52         $3.92       $12.09       $2.76

                                                Proposed Lazard Transaction                                              $3.90

/(1)/ Reflects latest quarter ended September 30, 2002 annualized data from public filings and press releases.
/(2)/ Implied per share equity values reflect the adjusted enterprise value less adjusted net debt of $426,944 and enterprise value less net debt of $106,664 as appropriate, divided by 17.5 million basic shares outstanding.
/(3)/  Reflects the mean excluding high and low.
/(4)/ Adjusted to reflect $1.75 million of approximate costs (including expenses) to settle the GeriCare Matter.

Valuation Analysis

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

[LOGO](R)                                                           January 2003
--------------------------------------------------------------------------------


Section F - Comparable Transactions Analysis


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

[LOGO](R)                                                           January 2003
--------------------------------------------------------------------------------
Comparable Transactions Analysis

Overview

     [_] We reviewed the publicly available information regarding select corporate and portfolio transactions in the assisted living and senior living industry from 1996 to 2002.

     [_]  The following deals were included in the Comparable Transactions
          Analysis:

            .    Senior Housing Prop./ Constellation
            .    IPC Advisors S.a.r.l. / Balanced Care
            .    Five Star / ILM II Senior Living
            .    Senior Housing Prop. Trust / Crestline
            .    Fortress / Brookdale Living
            .    Capital Senior Living / ILM Senior Living
            .    Alterra / HCR ManorCare
            .    Sunrise / Karrington
            .    Lazard Freres / Atria
            .    American Retirement / Freedom Group
            .    Lazard Freres / Kapson
            .    Alternative Living / Sterling House
            .    Whitehall Street / Integrated Living
            .    House Marriott / Marriott International
            .    Greenbriar / American Care
            .    Alternative Living / New Crossings
            .    Greenbriar / Wedgwood
            .    Marriott International / Forum Group

     [_] These assisted living and senior housing transactions were selected on the basis of several variables, including, but not limited to, the nature of the business of the target business involved.

     [_] The resulting multiples and valuations were applied to the financial results of the Company to calculate the implied equity valuations. For purposes of this calculation, all options and warrants were assumed to have been exercised and related proceeds added to cash. In addition, the results of the Company were adjusted to reflect the settlement of the GeriCare Matter.

     [_] We would note that none of the transactions listed above are directly comparable to the Transaction being considered by the Company since they occurred in different market conditions.

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

[LOGO](R)                                                           January 2003
--------------------------------------------------------------------------------

  Comparable Transactions Analysis

  Transaction Multiples

                                                                                                                  Market Value of
                                                               Adjusted Transaction Value      Transaction Value      Equity
                                                Closing    Operating Beds
  Transaction                                     Date        ($000's)     Revenues   EBITDAR        EBITDA          Book Value
  Senior Housing Prop, Trust / Constellation   10/25/2002     $ 75.9         na          na            na                na
  IPC Advisors S.a.r.l. / Balanced Care Corp.   8/19/2002       58.9        3.7 x        nm            nm                nm
  Five Star / ILM II Senior Living (ILM II)      4/1/2002       64.6        3.2         8.3 x         8.3 x             1.1 x
  Senior Housing Prop. Trust / Crestline        1/11/2002       80.1        2.2         8.0           8.0               1.1
  Fortress / Brookdale                           9/8/2000      121.6         nm          nm            nm               2.6
  Capital Senior / ILM Senior Living (ILM I)    8/16/2000       80.2        4.4         8.6           8.6               2.6
  Alterra / HCR ManorCare Assets                7/21/1999       76.6         na          na            na                na
  Sunrise/Karrington                            5/17/1999      103.5         nm          nm            nm                nm
  Lazard Freres / Atria                         9/15/1998      133.0         nm          nm            nm               2.4
  American Retirement / Freedom Group           7/14/1998      111.2        2.4 x       8.3           8.3                nm
  Lazard Freres / Kapson                         4/9/1998      146.3         nm          nm            nm               2.8
  Alternative Living/Sterling House            10/24/1997       83.9         nm          nm            nm                nm
  Whitehall Street / Integrated Living           7/3/1997       68.2        4.1          nm            nm               1.5
  Host Marriott / Marriott International        6/24/1997       70.7         na         7.8           7.8                na
  Greenbriar/American Care                     12/31/1996       43.1        4.5          nm            nm                nm
  Alternative Living/New Crossings              5/24/1996       64.9        3.9        13.1            nm                nm
  Greenbriar/Wedgwood                            4/1/1996       54.9        4.6          nm            nm                nm
  Marriott International/Forum Group            3/25/1996       82.4        3.1        12.1          12.1                nm

  High                                                        $146.3        4.6 x      13.1 x        12.1 x             2.8 x
  Low                                                           43.1        2.2         7.8           7.8               1.1

  Mean                                                        $ 84.4        3.6 x       9.5 x         8.9 x             2.0 x
  Median                                                        78.4        3.8         8.3           8.3               2.4

  Adj. Mean /(1)/                                             $ 83.2        3.7 x       9.1 x         8.3 x             2.1 x

  nm=not meaningful; na=not available
  /(1)/ Reflects mean excluding high and low.

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

[LOGO](R)                                                           January 2003
--------------------------------------------------------------------------------
Comparable Transactions Analysis
Valuation Analysis

                                                               Comparable Acquisition Multiples/(2)/

                                     ARV/(1)/   Proposed                Adj.
Multiple of                          ($000's)  Transaction    Mean    Mean/(3)/  Median    High        Low
                                                Multiples
Adjusted Transaction Value to:
------------------------------

Per Bed Values ($000's)                 6,126    $81.8       $84.4     $83.2     $78.4    $146.3     $43.1
LQA Revenues                         $158,676      3.2x        3.4x      3.4x      3.5x      4.4x      2.2x
LQA EBITDAR                            50,700      9.9         9.5       9.1       8.3      13.1       7.8

Transaction Value to:
---------------------

LQA EBITDA                           $ 18,672      9.7x        8.9x      8.3x      8.3x     12.1x      7.8x

Market Price of Equity to:
--------------------------

Book Value (Pro Forma)/(4)/          $ 46,321      1.6x        2.0       2.1       2.4       2.8       1.1

--------------------------------------------------------------------------------
/(1)/ Reflects latest quarter ended September 30, 2002 annualized data from public filings and press releases
/(2)/ Sources for data are public filings and press releases.
/(3)/ Reflects the mean excluding high and low.
/(4)/ Adjusted to reflect $1.75 million of approximate costs (including expenses) to settle the GeriCare Matter.

--------------------------------------------------------------------------------
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

[LOGO](R)                                                           January 2003
--------------------------------------------------------------------------------
Comparable Transactions Analysis


--------------------------------------------------------------------------------
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

[LOGO](R)                                                           January 2003
--------------------------------------------------------------------------------

                                                               Implied Per Share Equity Values/(2)/


   Multiple of                     ARV Data/(1)/       Mean         Adj.        Median       High       Low
                                      ($000's)                   Mean/(3)/
   Adjusted Transaction Value to:

   Per Bed Values ($000's)                6,126       $4.69         $4.31        $2.89      $23.06        nm
   LQA Revenues                        $158,676        5.48          5.67         6.21       13.36        nm
   LQA EBITDAR                           50,700        2.90          1.92        $0.08       11.83        nm

   Transaction Value to:

   LQA EBITDA                          $ 18,672       $3.16         $2.65        $2.64      $ 6.13     $2.24

   Market Price of Equity to:

   Book Value (Pro Forma)/(4)/         $ 46,321       $4.54         $4.61        $5.39      $ 6.32     $2.41

                                   Mean               $4.16         $3.83        $3.44      $12.14     $2.32

                                   Proposed Lazard Transaction                                         $3.90

--------------------------------------------------------------------------------
/(1)/ Reflects latest quarter ended September 30, 2002 annualized data from public filings and press releases.
/(2)/ Implied per share equity values reflect the adjusted enterprise value less adjusted net debt of $420,547 and enterprise value less net debt of $100,267 as appropriate, divided by 20.6 million diluted shares outstanding. Net debt reflects proceeds from the exercise of all options and warrants.
/(3)/ Reflects the mean excluding high and low.
/(4)/ Adjusted to reflect $1.75 million of approximate costs (including expenses) to settle the GeriCare Matter.

Valuation Analysis


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

[LOGO](R)                                                           January 2003
--------------------------------------------------------------------------------


Section V - Summary


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

[LOGO](R)                                                           January 2003
--------------------------------------------------------------------------------
Summary

[_] At the direction of the Special Committee, for purposes of our opinion, we are assuming, without independent investigation:

         . the accuracy and completeness of all information supplied or otherwise made available;

         . that the Company is not aware of any information or fact that would make the information provided materially incomplete or misleading;

         . that the projections have been reasonably prepared and reflect the Company's best estimates and judgments of its future results;

         . that the transaction will conform to the terms and provisions set forth in the drafts of the instruments reviewed by us;

         . that the provisions of such instruments will not be amended, individually or in the aggregate, in any material respect; and

         . that all material governmental, regulatory and third party consents and approvals required to authorize and give effect to the Transaction will be obtained.

[_] The scope of our opinion and analyses are only intended to support the premise that the $3.90 price per share represents fair consideration to the Shareholders of the Company other than Prometheus Assisted Living LLC, Lazard or any of their affiliates.

[_] We were not engaged to conduct a physical inspection of any properties or make an independent valuation or appraisal of any assets or liabilities, contingent or otherwise, of the Company, and we were not furnished with any such valuations or appraisals;

[_] We made no evaluation or appraisal of any securities, rights, indebtedness or other property to be received pursuant to the Transaction and we have not been furnished with any such evaluations or appraisals;


--------------------------------------------------------------------------------
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

[LOGO](R)                                                           January 2003
--------------------------------------------------------------------------------
Summary (Continued)

[_] We were not engaged to review any legal, accounting or tax aspects of the Transaction;

[_] Our opinion shall necessarily be based on our assessment of economic, monetary, market and regulatory conditions as they exist and which can be evaluated on the date thereof;

[_] We shall express no opinion concerning the future financial condition or operating results of the Company or the price or trading range at which the Company's Common Stock may trade following the date of our opinion;

[_] Our opinion shall not constitute a recommendation as to the Company's underlying decision to proceed with the Transaction or the relative merits of its decision not to proceed with any alternative financial strategies that may be available to the Company;

[_] Our opinion shall be provided at the Special Committee and the Board's request and is for its information in considering the advisability of the Transaction, and for no other purpose;

[_] We have not been engaged as an agent or fiduciary of the Company's stockholders or any other persons;

[_] Our opinion shall not constitute a recommendation concerning any action any Stockholder or any third person should take concerning the Transaction or any aspect thereof or alternative thereto;

[_] In rendering our opinion we, at your direction, are not considering the desirability of pursuing any alternative to the Transaction.


--------------------------------------------------------------------------------
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

[LOGO](R)                                                           January 2003
--------------------------------------------------------------------------------

Summary of Valuation Analyses

                                         Proposed
                                      Purchase Price
                                          $3.90
   Discounted Cash Flow                                                                  Mean - $ 3.87
   Analysis (CY 2007 Exit)                                                          Adj. Mean - $ 3.86
                                                                                       Median - $ 3.85
                                                                                         High - $ 5.91
                                                                                          Low - $ 2.08


   Theoretical Stock Price                                                 Mean - $ 3.32                    Legend
   Analysis (CY 2006 Exit)                                            Adj. Mean - $ 3.29                    ------
                                                                         Median - $ 3.20
                                                                           High - $ 5.22                  Median
                                                                            Low - $ 2.01
                                                                                                          Adjusted Mean
   Net Asset Value Analysis                                   Mean - $3.81
                                                         Adj. Mean - $3.79                                Mean
                                                            Median - $3.78
                                                              High - $4.95
                                                               Low - $2.71


   Premiums Paid Analysis                                            Mean - $3.26
   (All Transactions)                                           Adj. Mean - $3.20                                      Mean - $ 4.41
                                                                   Median - $3.11                                 Adj. Mean - $ 3.52
                                                                     High - $4.91                                    Median - $ 3.92
                                                                      Low - $2.53                                      High - $12.09
                                                                                                                        Low - $ 2.76


   Comparable Trading                                                                                                  Mean - $ 4.16
   Companies Analysis                                                                                             Adj. Mean - $ 3.83
                                                                                                                     Median - $ 3.44
                                                                                                                       High - $12.14
                                                                                                                        Low - $ 2.32


   Comparable Transactions
   Analysis

                  $1.00                   $4.00                    $7.00                           $10.00                $13.00

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

[LOGO](R)                                                           January 2003
--------------------------------------------------------------------------------


Appendix I - Discounted Cash Flow Valuation


--------------------------------------------------------------------------------
Cohen & Steers
--------------------
CAPITAL ADVISORS LLC

ARV Assisted Living, Inc.
Discounted Cash Flow Analysis - Full NOL Utilization
(US$ in thousands)
--------------------------------------------------------------------------------

                                                                         For the Calendar Year Ended
                                                      ------------------------------------------------------------------
                                                         2003         2004         2005         2006            2007 (1)
EBITDA:
   100% Owned & Leased Assets                             8,013       10,764       13,674       16,676          17,034
   Less than 100% Owned Assets                           10,527       11,587       13,120       15,016          15,766
                                                      ------------------------------------------------------------------
     Total EBITDA                                      $ 18,539     $ 22,351     $ 26,794     $ 31,691        $ 32,800
                                                      ==================================================================

EBIT                                                   $ 10,448     $ 14,486     $ 18,995     $ 23,842        $ 24,763
                                                      ==================================================================

     Tax-Effected EBIT - Net of NOL Utilization (2)    $ 10,448     $ 14,486     $ 18,995     $ 18,733        $ 14,858
     plus: Depreciation & Amortization                    8,091        7,865        7,799        7,849           8,038
     plus: Changes in Working Capital                     3,106         (151)          79          203              44
     less: Capital Expenditures                          (6,485)      (6,494)      (6,503)      (6,513)         (6,773)
     less: Minority Partners' Cash Distribution               -            -            -            -               -
     less: Operating Deficit Funding                       (231)           -            -            -               -
                                                      ------------------------------------------------------------------
                             Net Free Cash Flow        $ 14,929     $ 15,705     $ 20,370     $ 20,272        $ 16,166
                                                      ==================================================================

                                                                     Pro Forma Net Capitalization
100% Owned Mortgage Debt                                                          30,475
Less than 100% Owned Assets Mortgage Debt                                         71,413
Public Convertible Debt                                                            7,253
NHP Rent Notes                                                                     2,000
Lazard Obligations                                                                10,000
                                                                              ----------
Total Debt                                                                      $121,141
   plus: 2002 Unfunded Operating Deficit                                             162
   plus: 2002 Unfunded Minority Partners' Distribution                                20
   plus: 2002 Remaining Capital Expenditures                                       1,671
   plus: Gericare Settlement                                                       1,750
   less: Cash                                                                    (16,227)
   less: Cash from Exercise of Options & Warrants                                 (6,397)
                                                                              ----------
Sub-Total                                                                       $102,120

   plus: 2002 Buy-Out of Remaining Minority Partners' Interests (3)               14,894
                                                                              ----------
Total Pro Forma Net Capitalization                                              $117,014
                                                                              ==========

Source: Company Projections

(1) Reflects approximately 3.5% growth over year CY 2006.
(2) Reflects a 40% tax rate after utilization of $55.0 million of NOLs.
(3) Reflect equity value of minority parnters' interests based on operating results for the 5 months ended August 2002 annualized at the PII, PIII & ARVAL residences.

ARV Assisted Living, Inc.
Discounted Cash Flow Analysis - Full NOL Utilization
(US$ in thousands)
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
  Diluted Shares Outstanding (Includes Options & Warrants)                20,621
--------------------------------------------------------------------------------

          ---------------------------------------------------------------------------
            Discount                   2007 Terminal Multiple of EBITDA
              Rate              7.00x            8.00x          9.00x         10.00x
          ------------  -------------------------------------------------------------
                                14.3%           12.5%           11.1%          10.0%
             13.0%         $ 185,455       $ 203,258       $ 221,061      $ 238,864    Gross Enterprise Value
                              68,441          86,244         104,047        121,850    ARV Equity Value
                           $    3.32       $    4.18       $    5.05      $    5.91    ARV Equity Value Per Share

             14.0%         $ 178,577       $ 195,612       $ 212,648      $ 229,683
                              61,563          78,598          95,634        112,669
                           $    2.99       $    3.81       $    4.64      $    5.46

             15.0%         $ 172,032       $ 188,340       $ 204,647      $ 220,955
                              55,018          71,326          87,633        103,941
                           $    2.67       $    3.46       $    4.25      $    5.04

             16.0%         $ 165,802       $ 181,418       $ 197,035      $ 212,652
                              48,788          64,404          80,021         95,638
                           $    2.37       $    3.12       $    3.88      $    4.64

             17.0%         $ 159,867       $ 174,828       $ 189,789      $ 204,749
                              42,853          57,814          72,775         87,735
                           $    2.08       $    2.80       $    3.53      $    4.25

          --------------------------------------------------------------------------

                 ARV Equity Value                    Per Share

                   Mean                                $3.87
                   Median                              $3.85

                   High                                $5.91
                   Low                                 $2.08

                   Proposed Lazard Transaction         $3.90

          -------------------------------------------
           Source: Company Projections

[LOGO](R)                                                           January 2003
--------------------------------------------------------------------------------


Appendix II - Theoretical Stock Price Valuation


--------------------------------------------------------------------------------
Cohen & Steers
--------------------
CAPITAL ADVISORS LLC

ARV Assisted Living, Inc.
Future Equity Value & Theoretical Common Stock Price Valuation
(All amounts in 000's Except per Share Data)
--------------------------------------------------------------------------------

Cash Flow (EBITDA) Valuation - No Taxes - Full NOL Utilization


  Projected Cash Flow             CY 2002       CY 2003       CY 2004        CY 2005       CY 2006
  --------------------------------------------------------------------------------------------------
  EBITDA                           $18,121       $18,539       $22,351        $26,794       $31,691
    Year over year Growth Rate           -           2.3%         20.6%          19.9%         18.3%


  Corporate Capital Structure    Dec. 2002     Dec. 2003     Dec. 2004      Dec. 2005     Dec. 2006
  --------------------------------------------------------------------------------------------------
    Less: Debt                   ($120,880)    ($120,072)    ($112,161)     ($111,689)    ($102,388)
    Plus: Cash                      13,082        16,181        13,534         25,948        32,427
    Less: Other Adjustments           (231)            -             -              -             -
                                 -------------------------------------------------------------------
         Net Debt                ($108,030)    ($103,891)     ($98,627)      ($85,741)     ($69,960)
                                 ===================================================================

  Shares Outstanding
  ---------------------------------------

  Basic Shares Outstanding         17,460
  Warrants                            750
  Options                           2,411
                                  -------
     Diluted Shares                20,621
                                  =======


  Weighted Average Strike Prices
  ---------------------------------------

  Warrants                          $3.00
  Options                           $1.72


CY 2002 Exit

                          --------------------------------------------   ------------------------------------------------
                                   Future Basic Equity Value                Present Value of Diluted Equity Per Share
                          --------------------------------------------   ------------------------------------------------
                                                           ARV
                Future                              ------------------                     Discount Rate
    EBITDA    Enterprise               Minority              Basic Per
   Multiple     Value       Gross    Partner (1)     Total     Share       20.0%     25.0%     30.0%     35.0%     40.0%
 ---------------------------------------------------------------------   ------------------------------------------------
     7.0x      $126,844    $18,815     $ 1,995      $16,820    $0.96       $0.96     $0.96     $0.96     $0.96     $0.96
     8.0x       144,965     36,935       6,581       30,354    $1.74       $1.74     $1.74     $1.74     $1.74     $1.74
     9.0x       163,085     55,056      11,168       43,888    $2.51       $2.42     $2.42     $2.42     $2.42     $2.42
    10.0x       181,206     73,176      15,754       57,422    $3.29       $3.09     $3.09     $3.09     $3.09     $3.09

                                                                                                  Mean             $2.05
                                                                                                  Median           $2.08
                                                                                                  Adjusted Mean    $2.06

    (1) Includes minority partners' share of cash & cash equivalents at the partnership level.

ARV Assisted Living, Inc.
Future Equity Value & Theoretical Common Stock Price Valuation
(All amounts in 000's Except per Share Data)
--------------------------------------------------------------------------------

Cash Flow (EBITDA) Valuation - No Taxes - Full NOL Utilization

  Projected Cash Flow             CY 2002       CY 2003       CY 2004        CY 2005       CY 2006
  --------------------------------------------------------------------------------------------------
  EBITDA                           $18,121       $18,539       $22,351        $26,794       $31,691
    Year over year Growth Rate           -           2.3%         20.6%          19.9%         18.3%


  Corporate Capital Structure    Dec. 2002     Dec. 2003     Dec. 2004      Dec. 2005     Dec. 2006
  --------------------------------------------------------------------------------------------------
  Less: Debt                     ($120,880)    ($120,072)    ($112,161)     ($111,689)    ($102,388)
  Plus: Cash                        13,082        16,181        13,534         25,948        32,427
  Less: Other Adjustments             (231)            -             -              -             -
                              ----------------------------------------------------------------------
     Net Debt                    ($108,030)    ($103,891)     ($98,627)      ($85,741)     ($69,960)
                              ======================================================================

  Shares Outstanding
  ---------------------------------------

  Basic Shares Outstanding         17,460
  Warrants                            750
  Options                           2,411
                                  -------
     Diluted Shares                20,621
                                  =======


  Weighted Average Strike Prices
  ---------------------------------------

  Warrants                          $3.00
  Options                           $1.72


CY 2003 Exit

                          --------------------------------------------   ------------------------------------------------
                                   Future Basic Equity Value                Present Value of Diluted Equity Per Share
                          --------------------------------------------   ------------------------------------------------
                                                           ARV
                Future                              ------------------                     Discount Rate
    EBITDA    Enterprise               Minority              Basic Per
   Multiple     Value       Gross    Partner (1)     Total     Share       20.0%     25.0%     30.0%     35.0%     40.0%
 ---------------------------------------------------------------------   ------------------------------------------------
     7.0x      $129,776    $25,885     $ 2,820      $23,065    $1.32       $1.10     $1.06     $1.02     $0.98     $0.94
     8.0x       148,316     44,424       7,508       36,916    $2.11       $1.76     $1.69     $1.64     $1.58     $1.54
     9.0x       166,855     62,964      12,196       50,768    $2.91       $2.34     $2.25     $2.17     $2.10     $2.03
    10.0x       185,395     81,503      16,884       64,619    $3.70       $2.92     $2.82     $2.72     $2.63     $2.55

                                                                                              Mean                 $1.89
                                                                                              Median               $1.90
                                                                                              Adjusted Mean        $1.89

    (1) Includes minority partners' share of cash & cash equivalents at the partnership level.

ARV Assisted Living, Inc.
Future Equity Value & Theoretical Common Stock Price Valuation
(All amounts in 000's Except per Share Data)
--------------------------------------------------------------------------------

Cash Flow (EBITDA) Valuation - No Taxes - Full NOL Utilization


  Projected Cash Flow             CY 2002       CY 2003       CY 2004        CY 2005       CY 2006
  --------------------------------------------------------------------------------------------------
  EBITDA                           $18,121       $18,539       $22,351        $26,794       $31,691
    Year over year Growth Rate           -           2.3%         20.6%          19.9%         18.3%

  Corporate Capital Structure    Dec. 2002     Dec. 2003     Dec. 2004      Dec. 2005     Dec. 2006
  --------------------------------------------------------------------------------------------------
  Less: Debt                     ($120,880)    ($120,072)    ($112,161)     ($111,689)    ($102,388)
  Plus: Cash                        13,082        16,181        13,534         25,948        32,427
  Less: Other Adjustments             (231)            -             -              -             -
                                --------------------------------------------------------------------
  Net Debt                       ($108,030)    ($103,891)     ($98,627)      ($85,741)     ($69,960)
                                ====================================================================

  Shares Outstanding
  ---------------------------------------

  Basic Shares Outstanding         17,460
  Warrants                            750
  Options                           2,411
                                  -------
     Diluted Shares                20,621
                                  =======


  Weighted Average Strike Prices
  ---------------------------------------

  Warrants                          $3.00
  Options                           $1.72


CY 2004 Exit

                          --------------------------------------------   ------------------------------------------------
                                   Future Basic Equity Value                Present Value of Diluted Equity Per Share
                          --------------------------------------------   ------------------------------------------------
                                                           ARV
                Future                              ------------------                     Discount Rate
    EBITDA    Enterprise               Minority              Basic Per
   Multiple     Value       Gross    Partner (1)     Total     Share       20.0%     25.0%     30.0%     35.0%     40.0%
 ---------------------------------------------------------------------   ------------------------------------------------
     7.0x      $156,455   $ 57,828     $ 6,417     $ 51,411    $2.94       $2.01     $1.86     $1.74     $1.63     $1.53
     8.0x       178,806     80,179      11,594       68,585    $3.93       $2.62     $2.44     $2.28     $2.14     $2.01
     9.0x       201,157    102,530      16,771       85,759    $4.91       $3.20     $2.97     $2.77     $2.59     $2.43
    10.0x       223,508    124,880      21,947      102,933    $5.90       $3.78     $3.50     $3.26     $3.05     $2.86

                                                                                                  Mean             $2.53
                                                                                                  Median           $2.52
                                                                                                  Adjusted Mean    $2.52

    (1) Includes minority partners' share of cash & cash equivalents at the partnership level.

ARV Assisted Living, Inc.
Future Equity Value & Theoretical Common Stock Price Valuation
(All amounts in 000's Except per Share Data)
--------------------------------------------------------------------------------

Cash Flow (EBITDA) Valuation - No Taxes - Full NOL Utilization


  Projected Cash Flow             CY 2002       CY 2003       CY 2004        CY 2005       CY 2006
  --------------------------------------------------------------------------------------------------
  EBITDA                           $18,121       $18,539       $22,351        $26,794       $31,691
    Year over year Growth Rate           -           2.3%         20.6%          19.9%         18.3%

  Corporate Capital Structure    Dec. 2002     Dec. 2003     Dec. 2004      Dec. 2005     Dec. 2006
  --------------------------------------------------------------------------------------------------
  Less: Debt                     ($120,880)    ($120,072)    ($112,161)     ($111,689)    ($102,388)
  Plus: Cash                        13,082        16,181        13,534         25,948        32,427
  Less: Other Adjustments             (231)            -             -              -             -
                                --------------------------------------------------------------------
     Net Debt                    ($108,030)    ($103,891)     ($98,627)      ($85,741)     ($69,960)
                                ====================================================================

  Shares Outstanding
  ---------------------------------------

  Basic Shares Outstanding         17,460
  Warrants                            750
  Options                           2,411
                                  -------
     Diluted Shares                20,621
                                  =======


  Weighted Average Strike Prices
  ---------------------------------------

  Warrants                          $3.00
  Options                           $1.72


CY 2005 Exit

                          --------------------------------------------   ------------------------------------------------
                                   Future Basic Equity Value                Present Value of Diluted Equity Per Share
                          --------------------------------------------   ------------------------------------------------
                                                           ARV
                Future                              ------------------                     Discount Rate
    EBITDA    Enterprise               Minority              Basic Per
   Multiple     Value       Gross    Partner (1)     Total     Share       20.0%     25.0%     30.0%     35.0%     40.0%
 ---------------------------------------------------------------------   ------------------------------------------------
     7.0x     $187,557    $101,816     $11,426     $ 90,390    $5.18       $2.85      $2.55    $2.31     $2.09     $1.91
     8.0x      214,351     128,610      17,285      111,325    $6.38       $3.43      $3.07    $2.77     $2.50     $2.28
     9.0x      241,145     155,404      23,145      132,259    $7.58       $4.02      $3.59    $3.23     $2.92     $2.65
    10.0x      267,939     182,198      29,005      153,193    $8.77       $4.61      $4.11    $3.69     $3.33     $3.02

                                                                                               Mean                $3.05
                                                                                               Median              $2.97
                                                                                               Adjusted Mean       $3.02

    (1) Includes minority partners' share of cash & cash equivalents at the partnership level.

ARV Assisted Living, Inc.
Future Equity Value & Theoretical Common Stock Price Valuation

(All amounts in 000's Except per Share Data)
--------------------------------------------------------------------------------

Cash Flow (EBITDA) Valuation - No Taxes - Full NOL Utilization


  Projected Cash Flow             CY 2002       CY 2003       CY 2004        CY 2005       CY 2006
  --------------------------------------------------------------------------------------------------
  EBITDA                           $18,121       $18,539       $22,351        $26,794       $31,691
    Year over year Growth Rate           -           2.3%         20.6%          19.9%         18.3%

  Corporate Capital Structure    Dec. 2002     Dec. 2003     Dec. 2004      Dec. 2005     Dec. 2006
  --------------------------------------------------------------------------------------------------
  Less: Debt                     ($120,880)    ($120,072)    ($112,161)     ($111,689)    ($102,388)
  Plus: Cash                        13,082        16,181        13,534         25,948        32,427
  Less: Other Adjustments             (231)            -             -              -             -
                                --------------------------------------------------------------------
      Net Debt                   ($108,030)    ($103,891)     ($98,627)      ($85,741)     ($69,960)
                                ====================================================================

  Shares Outstanding
  ---------------------------------------

  Basic Shares Outstanding         17,460
  Warrants                            750
  Options                           2,411
                                  -------
     Diluted Shares                20,621
                                  =======


  Weighted Average Strike Prices
  ---------------------------------------

  Warrants                          $3.00
  Options                           $1.72


CY 2006 Exit

                          --------------------------------------------   ------------------------------------------------
                                   Future Basic Equity Value                Present Value of Diluted Equity Per Share
                          --------------------------------------------   ------------------------------------------------
                                                           ARV
                Future                              ------------------                     Discount Rate
    EBITDA    Enterprise               Minority              Basic Per
   Multiple      Value       Gross    Partner (1)     Total     Share       20.0%     25.0%     30.0%     35.0%     40.0%
 ---------------------------------------------------------------------   ------------------------------------------------
      7.0x     $221,838    $151,878     $17,207     $134,671   $ 7.71       $3.46     $2.99     $2.60     $2.28     $2.01
      8.0x      253,529     183,569      23,857      159,712   $ 9.15       $4.05     $3.48     $3.02     $2.64     $2.33
      9.0x      285,220     215,260      30,508      184,752   $10.58       $4.63     $3.98     $3.45     $3.01     $2.64
     10.0x      316,912     246,951      37,158      209,793   $12.02       $5.22     $4.48     $3.87     $3.37     $2.96

                                                                                                Mean                $3.32
                                                                                                Median              $3.20
                                                                                                Adjusted Mean       $3.29

    (1) Includes minority partners' share of cash & cash equivalents at the partnership level.

[LOGO](R)                                                           January 2003
--------------------------------------------------------------------------------


Appendix III - NAV Analysis


--------------------------------------------------------------------------------
Cohen & Steers
--------------------
CAPITAL ADVISORS LLC

ARV Assisted Living
Summary Net Asset Value/(1)/
($US Dollars in thousands except capacity)
--------------------------------------------------------------------------------

                                                                             Asset Equity Value By Residence
                                                            ----------------------------------------------------------------
                                Number of     Residence         12.0%        11.5%         11.0%        10.5%       10.0%      Owned
                               Residences      Capacity         4.0x         5.0x          6.0x         7.0x        8.0x      Leased
                             ----------------------------   ------------ ------------ ------------ ------------ ------------
Leases/(2)/
------
NHP                                16           2,163        $ 16,002.2   $ 20,002.8   $ 24,003.4   $ 28,003.9   $ 32,004.5
Other                               3             396           3,388.8      4,236.0      5,083.2      5,930.4      6,777.6
HCPI                                7             964           3,931.7      4,914.6      5,897.6      6,880.5      7,863.4
Healthquest                         2             254           2,011.6      2,514.6      3,017.5      3,520.4      4,023.3
Oakmont                             4             413           1,155.3      1,444.1      1,732.9      2,021.7      2,310.5
Hillsdale                           2             179                 -            -            -            -            -
                             ----------------------------   ------------ ------------ ------------ ------------ ------------
  Sub-total                        34           4,369        $ 26,489.7   $ 33,112.1   $ 39,734.5   $ 46,356.9   $ 52,979.4

Mortgage Debt/(2)(3)/
-------------
Red Mortgage Capital               13           1,379        $ 22,304.7   $ 24,955.6   $ 27,847.5   $ 31,310.7   $ 35,217.1
GMAC                                2             262          11,949.1     13,513.1     15,219.2     17,087.8     19,143.3
Collwood & Covina                   2             175           8,750.0      8,750.0      8,854.6      9,126.2      9,425.0
                             ----------------------------   ------------ ------------ ------------ ------------ ------------
  Sub-total                        17           1,816        $ 43,003.9   $ 47,218.7   $ 51,921.3   $ 57,524.7   $ 63,785.3

                             ----------------------------   ------------ ------------ ------------ ------------ ------------
GRAND TOTAL                        51           6,185        $ 69,493.5   $ 80,330.8   $ 91,655.8   $103,881.6   $116,764.7
                             ============================   ============ ============ ============ ============ ============


  Total Asset Value                                          $ 69,493.5   $ 80,330.8   $ 91,655.8   $103,881.6   $116,764.7
    Less: Lazard Debt                                         (10,000.0)   (10,000.0)   (10,000.0)   (10,000.0)   (10,000.0)
    Less: Convertible Debt                                     (7,253.0)    (7,253.0)    (7,253.0)    (7,253.0)    (7,253.0)
    Less: ODL Future Requirements                              (4,300.0)    (3,323.3)    (2,346.6)    (1,369.9)      (393.1)
    Less: Buy-Out of Remaining Minority Partners' Interests   (12,721.2)   (13,760.2)   (14,899.3)   (16,298.0)   (17,883.2)
    Plus: Cash (Pro Forma)/(4)/                                14,477.0     14,477.0     14,477.0     14,477.0     14,477.0
    Plus: Cash Proceeds from Exercise of Options & Warrants     4,146.9      6,396.9      6,396.9      6,396.9      6,396.9
                                                            ----------------------------------------------------------------
  Total Value Applicable to Common Stock                     $ 53,843.2   $ 66,868.2   $ 78,030.9   $ 89,834.7   $102,109.2
                                                            ================================================================

  Shares Outstanding                                             19,871       20,621       20,621       20,621       20,621
  Diluted Value per Share                                    $     2.71   $     3.24   $     3.78   $     4.36   $     4.95

                                                                                     Mean                        $     3.81
                                                                                     Median                      $     3.78
                                                                                     Proposed Lazard Transaction $     3.90

(1) Excludes effect of all disposition costs and taxes (net of NOL utilization).
(2) After rent, 5% management fees and $350 per unit capex reserve.
(3) Reflects a floor of $50K per bed for the owned assets.
(4) Adjusted to reflect $1.75 million of approximate costs (including expenses) to settle the GeriCare Matter.

[LOGO](R)                                                           January 2003
--------------------------------------------------------------------------------


Appendix IV - Premium Paid Analysis


--------------------------------------------------------------------------------
Cohen & Steers
--------------------
CAPITAL ADVISORS LLC

SUMMARY OF COMPARABLE M&A TRANSACTIONS
Select Senior Care Public Company Transactions
Premium Paid Analysis
--------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------
                                                                                       Premiums Paid before Announcement
                                           Announcement    Closing                     ---------------------------------
  Transaction                                  Date          Date      Consideration      1 Day      1 Week      4 Weeks
  ---------------------------------------  ------------  ------------  -------------    -------    --------   ----------
  Fortress / Brookdale                      07/26/2000    09/08/2000        Cash          33.3%       41.0%        20.6%
  Warburg, Pincus / Centennial              02/25/2000    06/15/2000        Cash          87.2%       85.3%        83.3%
  Sunrise/Karrington                        10/19/1998    05/17/1999       Stock          43.4%       47.5%       116.7%
  HCR/Manor Care                            06/10/1998    09/26/1998       Stock          19.8%       23.2%        16.0%
  Lazard Freres / Atria                     04/20/1998    09/15/1998        Cash           2.5%        7.3%        -3.3%
  Investcorp/Harborside                     04/16/1998    08/11/1998        Cash          16.3%       22.3%         5.8%
  Paragon/Mariner                           04/13/1998    07/31/1998       Stock           2.7%        7.4%        24.9%
  Fountain View/Summit                      02/06/1998    04/17/1998        Cash          31.3%       25.4%        31.3%
  Lazard Freres / Kapson                    10/02/1997    04/09/1998        Cash          -0.9%        9.4%        11.5%
  Extendicare/Arbor                         09/30/1997    12/03/1997        Cash          15.4%       19.6%        26.8%
  Alternative Living / Sterling House       07/31/1997    10/24/1997       Stock          30.0%       29.1%        40.0%
  Paragon/Grancare                          05/08/1997    11/05/1997       Stock          22.6%       24.6%        15.2%
  Paragon/Living Centers                    05/08/1997    11/05/1997        Cash          11.0%       12.5%        13.3%
  HealthSouth/Horizon                       02/18/1997    10/30/1997       Stock          49.8%       56.7%        55.3%
  Genesis/Multicare                         06/16/1997    10/10/1997        Cash           9.3%       13.7%        34.9%
  Sun/Regency                               07/27/1997    10/08/1997        Cash          34.4%       50.4%        43.1%
  Whitehall Street / Integrated Living      05/30/1997    07/03/1997        Cash          26.9%       21.1%        50.8%
  Vencor/TheraTx                            02/10/1997    03/18/1997        Cash          30.3%       35.4%        59.1%

  -----------------------------------------------------------------------------------------------------------------------

                                      Cash Transactions
                                      -----------------
                                                   Mean                                   24.7%       28.6%        31.4%
                                         Adj. Mean/(1)/                                   21.1%       25.1%        29.7%
                                                 Median                                   21.6%       21.7%        29.0%
                                                   High                                   87.2%       85.3%        83.3%
                                                    Low                                   -0.9%        7.3%        -3.3%

                                       All Transactions
                                       ----------------
                                                   Mean                                   25.6%       29.6%        35.6%
                                         Adj. Mean/(1)/                                   23.3%       27.3%        32.8%
                                                 Median                                   22.6%       23.2%        26.8%
                                                   High                                   87.2%       85.3%       116.7%
                                                    Low                                   -0.9%        7.3%        -3.3%
-----------------------------------------------------------------------------------------------------------------------------

nm=not meaningful; na=not available
(1) Reflects mean excluding high and low.

[LOGO](R)                                                           January 2003
--------------------------------------------------------------------------------


Appendix V - Comparable Trading Analysis


--------------------------------------------------------------------------------
Cohen & Steers
--------------------
CAPITAL ADVISORS LLC

 SUMMARY OF COMPARABLE COMPANIES
 Select Publicly-Traded Assisted Living & Senior Living Companies
 Trading Multiples Analysis
--------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

                                                                               Adj. Enterprise Multiples
                                                                   Adj.     ------------------------------
                                    Mkt.      Mkt.      Ent.       Ent.      Per Bed   Latest Q Annualized  Enterprise  Market Value
                                   Price      Cap.     Value      Value       Value    -------------------   Multiple     of Equity
                                  12/31/02   ($MM)     ($MM)      ($MM)     ($000's)   Revenue     EBITDAR    EBTIDA     Book Value
                                 -------------------------------------------------------------------------  ----------  ------------

  Alterra Healthcare                $ 0.110  $  2.4   $  992.8    $1,583.0    $ 84.3     3.8x         nm         nm          nm
  American Retirement Corp.           1.950    33.8      570.2     1,016.9      94.2     3.0          nm         nm         1.2x
  ARV Assisted Living, Inc.           3.650    63.7      170.9       491.1      80.2     3.1         9.7        9.2         1.3
  Assisted Living Concepts, Inc.      3.050    19.6      174.3       296.7      43.1     1.9         9.6        9.4         0.7
  Capital Senior Living               2.550    50.3      184.5       191.5      31.3     3.3        13.2       13.4         0.4
  Emeritus Corporation                5.390    55.1      230.5       521.8      98.2     3.6          nm         nm          nm
  Sunrise Assisted Living, Inc.      24.890   553.9    1,004.3     1,087.3     139.0     2.5          nm         nm         1.3
 ----------------------------------------------------------------------------------------------------------------------------------

  High                                       $553.9   $1,004.3    $1,583.0    $139.0     3.8x       13.2x      13.4x        1.3x
  Low                                           2.4      170.9       191.5      31.3     1.9         9.6        9.2         0.4

  Mean                                       $111.3   $  475.3    $  741.2    $ 81.4     3.0x       10.8x      10.6x        1.0x
  Median                                       50.3      230.5       521.8      84.3     3.1         9.7        9.4         1.2

  Adj. Mean (excluding high/low)             $ 44.5   $  430.5    $  682.8    $ 80.0     3.1         9.7        9.4         1.1
 ----------------------------------------------------------------------------------------------------------------------------------

  Balanced Care                       0.240     8.2      120.1       221.2      67.9     3.8        40.7         nm          nm
  CareMatrix Corporation              0.005     0.0      189.5       323.1      80.2     2.5          nm         nm          nm
  Regent Assisted Living, Inc.        0.005     0.0       84.5       227.9     107.1     3.4        20.7         nm          nm
------------------------------------------------------------------------------------------------------------------------------------

  - Refer to the accompanying analysis for more details.

COMPARABLE COMPANIES ANALYSIS
Select Publicly-Traded Assisted Living & Senior Living Companies
(Amounts in $000s except per share and portfolio summary data)
--------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                                                                                                         Restructured
                                                      American          Alterra                       Assisted Living     Balanced
                                                    Retirement       Healthcare              ARV         Concepts(17)    Care (42)
------------------------------------------------------------------------------------------------------------------------------------
Summary Information
-------------------------------------------------
IPO Date                                            05/29/1997       08/06/1996       10/19/1995           11/22/1994   02/11/1998
Ticker/Exchange                                       ACR/NYSE         ALI/AMEX         SRS/AMEX          ASLC/OTC BB      BAL/ASE

IPO Price                                             $ 14.000         $ 13.000         $ 14.000            $   4.625     $  6.500
Market Price as of 12/31/02                              1.950            0.110            3.650                3.050        0.240
52-Week High                                             3.140            0.470            3.650                3.650        0.270
52-Week Low                                              1.000            0.060            1.360                0.500        0.080
Market Price as % of 52-Week High                         62.1%            23.4%           100.0%                83.6%        88.9%

Shares Outstanding (000's)                              17,310           22,175           17,460                6,432       34,173
Market Value of Equity                                $ 33,755         $  2,439         $ 63,728            $  19,617     $  8,201

Market Multiples
-------------------------------------------------
Adj. Ent. Value/Operating Beds ($000s) (1)(2)         $   94.2         $   84.3         $   80.2            $    43.1     $   67.9
Total Capacity excluding Managed                        10,796           18,789            6,126                6,886        3,257

Adj. Enterprise Value / LQA Revenues                       3.0x             3.8x             3.1x                 1.9x         3.8x
Adj. Enterprise Value / LQA EBITDAR                       16.4             14.1              9.7                  9.6         40.7

Enterprise Value / LQA EBITDA                             32.8x            18.5x             9.2x                 9.4x          nm
Enterprise Value / LQA EBIT                                 nm               nm             15.5                 14.7           nm

Market Price of Equity / LTM Actual EPS                     nm               nm               nm                   nm           nm
Market Price of Equity / CY 2001 Actual EPS                 nm               nm               nm                   nm           nm
Market Price of Equity / CY 2002 Proj EPS                   na               na               na                   na           na

Market Price of Equity / LTM Actual Cash Flow               nm               nm              9.6x                  nm           nm
Market Price of Equity / LQA Cash Flow                      nm               nm              7.5                  4.1x          nm

Book Value Per Share                                  $   1.59               nm         $   2.75            $    4.38           nm
Market Price Equity/Book Value per Share                   1.2x              nm              1.3x                 0.7x          nm

Leverage Ratios
-------------------------------------------------
Total Debt/Book Capitalization                            97.6%              nm             72.9%                90.0%          nm
Adj. Total Debt/Adj. Book Capitalization                  98.7%              nm             90.6%                93.9%          nm
EBITDA/Gross Interest Expense (Latest Q. Annual.)          0.4x (8)         0.7x (12)         nm (8)              1.3x          nm
EBITDAR/(Int. Expense + Rent)                              0.7x (8)         0.9x (12)        2.3x (8)             1.2x         0.3x

Debt/EBITDA                                               32.3x            18.8x             6.6x                 9.2x          nm
Adjusted Debt/EBITDAR                                     16.3x            14.2x             8.8x                 9.5x        40.0x

COMPARABLE COMPANIES ANALYSIS
Select Publicly-Traded Assisted Living & Senior Living Companies
(Amounts in $000s except per share and portfolio summary data)
--------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                                                                                                    Restructured
                                               American             Alterra                      Assisted Living      Balanced
                                             Retirement          Healthcare            ARV          Concepts(17)      Care (42)
------------------------------------------------------------------------------------------------------------------------------------
Income Statement Data as of:                     Sep-02              Sep-02         Sep-02                Sep-02         Mar-02
Balance Sheet Data as of:                        Sep-02              Sep-02         Sep-02                Sep-02         Mar-02

Enterprise Value ($000s)
------------------------------------------
Total Debt, Preferred Stock &
  Minority Interest.                         $  561,451          $1,008,182       $123,353              $170,491       $116,502
Cash and Equivalents                            (24,997)            (17,809)       (16,227)              (15,825)        (4,595)
Market Value of Equity                           33,755               2,439         63,728                19,617          8,201
                                             ----------          ----------       --------              --------       --------
Total Enterprise Value                       $  570,209          $  992,812       $170,854              $174,283       $120,108
Capitalized Rent (10x Rent Expense) (3)         446,720             590,200        320,280               122,440        101,120
                                             ----------          ----------       --------              --------       --------
Adj. Enterprise Value                        $1,016,929          $1,583,012       $491,134              $296,723       $221,228
                                             ==========          ==========       ========              ========       ========

Earnings per Share (4)
------------------------------------------
LTM Actual EPS                                   ($5.57)             ($2.29)        ($0.08)               ($0.87)(47)    ($1.23)
CY 2001 Actual EPS                                (0.71)              (4.30)         (0.23)                (0.97)         (1.35)(19)
CY 2002 Projected EPS                                na                  na             na                    na             na

Cash Flow per Share
------------------------------------------
LQA Cash Flow per Share                          ($1.28)             ($1.35)      $   0.48              $   0.74         ($0.41)
LTM Actual Cash Flow per Share                    (0.61)              (1.44)          0.38                    nm          (0.47)

Latest 10-Q Annualized Operating Data
------------------------------------------
Revenue                                      $  342,184          $  411,316       $158,676              $156,708       $ 58,364
G&A                                              25,184 (44)         37,600 (37)     9,688                16,712          6,848
EBITDAR (3)                                      62,040 (9)(41)     112,560 (11)    50,700                30,876 (16)     5,436 (20)
EBITDA                                           17,368 (41)         53,540 (11)    18,672                18,632 (16)    (4,676)(20)
EBIT                                             (4,304)(41)         27,296 (11)    11,036                11,864 (16)    (9,240)(20)
Net Income (loss) (6)                           (43,752)(41)        (56,164)(11)       824                (2,040)(16)   (18,420)(20)

Latest Twelve Months Operating Data
------------------------------------------
Revenue                                      $  306,576          $  494,241       $156,605              $155,199       $ 56,329
EBITDAR                                          56,861 (10)        141,924 (13)    49,720 (15)           28,447 (35)     5,762 (21)
EBITDA                                           18,065 (10)         75,263 (13)    17,908 (15)           15,539 (35)    (3,677)(21)
EBIT                                            (14,099)(10)         40,226 (13)    10,170 (15)            7,507 (35)    (9,082)(21)
Net Income (loss) (6)                           (42,661)(10)        (67,067)(13)    (1,086)(15)           (7,396)(35)   (21,429)(21)

COMPARABLE COMPANIES ANALYSIS
Select Publicly-Traded Assisted Living & Senior Living Companies
(Amounts in $000s except per share and portfolio summary data)
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------------
                                                                                                  Restructured
                                             American          Alterra                         Assisted Living        Balanced
                                           Retirement       Healthcare               ARV          Concepts(17)       Care (42)
--------------------------------------------------------------------------------------------------------------------------------
Balance Sheet Data
-----------------------------------------
Cash & Cash Equivalents (7)                $   24,997       $   17,809        $    16,227            $   15,825      $    4,595
                                           ==========       ==========        ===========            ==========      ==========

Short Term Debt                            $   13,965       $  431,712        $     2,202            $    9,232 (18) $   98,397
                                           ==========       ==========        ===========            ==========      ==========

Long Term Debt                                519,280 (40)     142,578            113,767 (46)          161,259 (18)     18,105 (22)
Convertible Debt                               15,956          427,925              7,253                     0               0
Minority Interest (5)                          12,250                0                131                     0               0
Preferred Stock                                     0            5,967 (14)             0                     0               0
Common Equity                                  27,557         (437,558)            48,071                28,157         (22,225)
                                           ----------       ----------        -----------            ----------      ----------
Book Capitalization                           575,043          138,912            169,222               189,416          (4,120)
Capitalized Rent (10x Rent Expense)           446,720          590,200            320,280               122,440         101,120
                                           ----------       ----------        -----------            ----------      ----------
Adjusted Book Capitalization               $1,021,763       $  729,112        $   489,502            $  311,856      $   97,000
                                           ==========       ==========        ===========            ==========      ==========

Portfolio Summary
-----------------------------------------
Stabilized Occupancy (2)                         91.0% (36)       83.5% (45)         85.7% (39)            85.6% (45)      81.0%
Operating Locations                         14 States         4 States          11 States              4 States        8 States

Operating Residences
   Owned/leased                                    59              400                 50                   178              47
   Managed/franchised                               6                0                  9                     0               6
                                           ----------       ----------        -----------            ----------      ----------
   Total                                           65              400                 59                   178              53

Operating Capacity
   Owned/leased                                10,796           18,789              6,126                 6,886           3,257
   Managed/franchised/JV/Admin Services         2,101                0                737                     0             430
                                           ----------       ----------        -----------            ----------      ----------
   Total                                       12,897           18,789              6,863                 6,886           3,687

Development Pipeline
   Under Construction                               0                0                  0                     0               0
   Under Development                                0                0                  0                     0               0
                                           ----------       ----------        -----------            ----------      ----------
   Total                                            0                0                  0                     0               0

Development Capacity
   Under Construction                               0                0                  0                     0               0
   Under Development                                0                0                  0                     0               0
                                           ----------       ----------        -----------            ----------      ----------
   Total                                            0                0                  0                     0               0

Debt per Bed Summary
-----------------------------------------
Total Debt + Cap. Leases/Op. Capacity
  (owned/leased)                           $     92.2       $     84.8        $      72.4            $     42.5      $     66.8
Total Debt + Cap. Leases/Op.
  + Dev. Capacity                                92.2             84.8               72.4                  42.5            66.8
Total Debt (excl. Converts)+Cap. Leases/Op.
  Capacity                                       90.8             62.0               71.2                  42.5            66.8
Total Debt (excl. Converts)+Cap. Leases/Op.
  + Dev. Capacity                                90.8             62.0               71.2                  42.5            66.8

COMPARABLE COMPANIES ANALYSIS
Select Publicly-Traded Assisted Living & Senior Living Companies
(Amounts in $000s except per share and portfolio summary data)
--------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

                                             Capital Senior (32)   CareMatrix (25)    Emeritus           Regent         Sunrise
------------------------------------------------------------------------------------------------------------------------------------
Summary Information
--------------------------------------------
IPO Date                                         10/31/1997        02/06/1992       11/21/1995       12/26/1995      05/30/1996
Ticker/Exchange                                    CSU/NYSE      CMDCQ/Nasdaq         ESC/AMEX      RGNT/Nasdaq        SRZ/NYSE

IPO Price                                           $13.500           $26.250          $15.000           $7.500        $ 20.000
Market Price as of 12/31/02                           2.550             0.005            5.390            0.005          24.890
52-Week High                                          4.250             0.150            5.850            0.100          32.700
52-Week Low                                           2.030             0.000            1.600            0.003          19.600
Market Price as % of 52-Week High                      60.0%              3.3%            92.1%             5.0%           76.1%

Shares Outstanding (000's)                           19,737             1,093 (26)      10,215            5,945 (31)     22,254
Market Value of Equity                              $50,329           $     5          $55,058           $   30        $553,906

Market Multiples
--------------------------------------------
Adj. Ent. Value/Operating Beds
  ($000s) (1)(2)                                    $  31.3           $  80.2 (27)     $  98.2           $107.1        $  139.0
Total Capacity excluding Managed                      6,122                na            5,315            2,128           6,588

Adj. Enterprise Value / LQA Revenues                    3.3x              2.5x             3.6x             3.4x            2.5x
Adj. Enterprise Value / LQA EBITDAR                    13.2                nm               nm             20.7            15.6

Enterprise Value / LQA EBITDA                          13.4x               nm               nm               nm            16.4x
Enterprise Value / LQA EBIT                            21.7                nm               nm               nm            26.5

Market Price of Equity / LTM Actual EPS                12.1x               na               nm               na            12.5x
Market Price of Equity / CY 2001 Actual EPS            17.0                na               nm               na            12.4
Market Price of Equity / CY 2002 Proj EPS                na                na               na               na            10.9

Market Price of Equity / LTM Actual
  Cash Flow                                             5.4x               nm               nm               nm             4.8x
Market Price of Equity / LQA Cash Flow                  5.7                nm               nm               nm              na

Book Value Per Share                                $  5.93                nm               nm               nm        $  19.82
Market Price Equity/Book Value per Share                0.4x               nm               nm               nm             1.3x

Leverage Ratios
--------------------------------------------
Total Debt/Book Capitalization                         58.5%            131.0%              nm            129.3%           55.4%
Adj. Total Debt/Adj. Book Capitalization               59.6%            116.7%           132.6%           108.9%           59.2%
EBITDA/Gross Interest Expense
  (Latest Q. Annual.)                                   1.4x (8)           nm (8)          0.7x (8)          nm             2.0x (8)
EBITDAR/(Int. Expense + Rent)                           1.4x (8)           nm (8)          0.9x (8)         0.6x            1.8x (8)

Debt/EBITDA                                            11.0x               nm             24.4x              nm             8.1x
Adjusted Debt/EBITDAR                                  11.0x            -27.5x            13.0x            21.2x            8.3x

COMPARABLE COMPANIES ANALYSIS
Select Publicly-Traded Assisted Living & Senior Living Companies
(Amounts in $000s except per share and portfolio summary data)
--------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

                                                   Capital Senior (32)      CareMatrix (25)  Emeritus     Regent      Sunrise
------------------------------------------------------------------------------------------------------------------------------------
Income Statement Data as of:                               Sep-02               Sep-00         Sep-02     Dec-00       Sep-02
Balance Sheet Data as of:                                  Sep-02               Sep-00         Sep-02     Dec-00       Sep-02

Enterprise Value ($000s)
-------------------------------------------------
Total Debt, Preferred Stock & Minority Interest.         $152,163             $206,176       $185,315   $ 90,751   $  495,988
Cash and Equivalents                                      (18,006)             (16,717)        (9,857)    (6,254)     (45,640)
Market Value of Equity                                     50,329                    5         55,058         30      553,906
                                                         --------             --------       --------   --------   ----------
Total Enterprise Value                                   $184,486             $189,465       $230,516   $ 84,526   $1,004,254
Capitalized Rent (10x Rent Expense) (3)                     7,000              133,610        291,280    143,332       83,000
                                                         --------             --------       --------   --------   --- ------
Adj. Enterprise Value                                    $191,486             $323,075       $521,796   $227,858   $1,087,254
                                                         ========             ========       ========   ========   ==========

Earnings per Share (4)
-------------------------------------------------
LTM Actual EPS                                           $   0.21                   na         ($1.46)        na   $     1.99
CY 2001 Projected EPS                                        0.15                   na          (1.04)        na         2.00
CY 2002 Projected EPS                                          na                   na             na         na         2.29

Cash Flow per Share
-------------------------------------------------
LQA Cash Flow per Share                                  $   0.45              ($65.55)        ($1.11)    ($1.31)  $     1.58
LTM Actual Cash Flow per Share                               0.47               (69.96)         (0.78)     (0.91)        5.22

Latest 10-Q Annualized Operating Data
-------------------------------------------------
Revenue                                                  $ 58,164             $129,830       $144,148   $ 67,107   $  439,864
G&A                                                        11,780               36,172         21,540      6,646       37,920
EBITDAR (3)                                                14,492 (23)         (12,336)        36,712     11,024       69,576 (33)
EBITDA                                                     13,792              (25,697)         7,584     (3,309)      61,276 (33)
EBIT                                                        8,484              (41,948)           972     (5,411)      37,936 (33)
Net Income (loss) (6)                                       3,552              (87,870)       (17,916)    (9,863)      11,782 (33)

Latest Twelve Months Operating Data
-------------------------------------------------
Revenue                                                  $ 64,417             $158,519 (29)  $141,852   $ 64,909   $  413,931
EBITDAR                                                    18,163 (23)(24)      (5,813)(29)    39,517     12,812       74,687 (34)
EBITDA                                                     17,463 (24)         (24,649)(29)    11,335     (1,130)      65,991 (34)
EBIT                                                       11,102 (24)         (40,103)(29)     4,429     (2,914)      39,761 (34)
Net Income (loss) (6)                                       2,878 (24)         (91,892)(29)   (14,865)    (7,216)      89,936 (34)

COMPARABLE COMPANIES ANALYSIS
Select Publicly-Traded Assisted Living & Senior Living Companies
(Amounts in $000s except per share and portfolio summary data)
--------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------

                                                  Capital Senior (32)  CareMatrix (25)   Emeritus         Regent          Sunrise
-----------------------------------------------------------------------------------------------------------------------------------
Balance Sheet Data
-----------------------------------------------
Cash & Cash Equivalents (7)                             $ 18,006         $ 16,717        $  9,857       $  6,254         $ 45,640
                                                        ========         ========        ========       ========         ========

Short Term Debt                                         $  8,997         $ 15,222        $ 50,394       $  5,917         $ 42,426
                                                        ========         ========        ========       ========         ========

Long Term Debt                                           142,272           75,883          77,409         65,062          325,935
Convertible Debt                                               0          115,000          32,000          9,000          125,000
Minority Interest (5)                                        894                0             512          1,422            2,627
Preferred Stock                                                0               71          25,000 (30)     9,350                0
Common Equity                                            117,076          (33,563)        (85,527)       (21,876)         441,062
                                                        --------         --------        --------       --------         --------
Book Capitalization                                      260,242          157,390          49,394         62,958          894,624
Capitalized Rent (10x Rent Expense)                        7,000          133,610         291,280        143,332           83,000
                                                        --------         --------        --------       --------         --------
Adjusted Book Capitalization                            $267,242         $291,001        $340,674       $206,289         $977,624
                                                        ========         ========        ========       ========         ========

Portfolio Summary
-----------------------------------------------
Stabilized Occupancy (2)                                    93.0%            93.2%           82.3% (45)     94.3%            90.1%
Operating Locations                                    20 States        13 States       33 States       9 States        23 States

Operating Residences
     Owned/leased                                             39               27              60             24               91
     Managed/franchised                                        9 (38)          11              96              6              115
                                                        --------         --------        --------       --------         --------
     Total                                                    48               38             156 (43)        30              206

Operating Capacity
     Owned/leased                                          6,122               na           5,315          2,128            6,588
     Managed/franchised/JV/Admin Services                  1,509 (38)          na           8,838            521            9,803
                                                        --------         --------        --------       --------         --------
     Total                                                 7,631            4,029          14,153          2,649           16,391

Development Pipeline

     Under Construction                                        0                0               0              0               21
     Under Development                                         0                0               0              1               34
                                                        --------         --------        --------       --------         --------
     Total                                                     0                0               0              1               55

Development Capacity

     Under Construction                                        0                0               0              0               na
     Under Development                                         0                0               0             84               na
                                                        --------         --------        --------       --------         --------
     Total                                                     0                0               0             84               na

Debt per Bed Summary
-----------------------------------------------
Total Debt + Cap. Leases/Op. Capacity
  (owned/leased)                                        $   25.9         $   84.3 (27)   $   84.9       $  104.9         $   87.5
Total Debt + Cap. Leases/Op.+ Dev.
  Capacity                                                  25.9             84.3 (27)       84.9          101.0               na
Total Debt (excl. Converts)+Cap. Leases/Op.
  Capacity                                                  25.9             55.8 (27)       78.8          100.7             68.5
Total Debt (excl. Converts)+Cap. Leases/Op.
  + Dev. Capacity                                           25.9             55.8 (27)       78.8           96.9               na

SUMMARY OF COMPARABLE COMPANIES
Select Publicly-Traded Assisted Living & Senior Living Companies
Footnotes
--------------------------------------------------------------------------------

nm - not meaningful
na - not available
Sources: 10-K, 10-Q and Press Releases.
Note: LTM = Latest Twelve Months;  LQA = Latest Quarter Annualized

     (1)  Resident capacity reflects owned/leased operating residences.

     (2)  Excludes managed residences and residences under development.

     (3)  LTM and LQA rent expense and capitalized rent have as a basis either:
          (i) actual reported results when available, or (ii) the greater of:
          (a) the latest fiscal year's rent expense, or (b) the next fiscal year's future minimum rent expense reported in the notes of the most recent 10-K.

     (4)  Source: FactSet and Form 10-Q.

     (5) Minority interest is included in long-term debt and total debt for purposes of calculating net debt.

     (6) Excludes effects of the reporting the costs of start-up activities accounting change.

     (7)  Includes restricted cash and/or marketable securities.

     (8) Gross interest for the period has not been publicly disclosed; coverage ratios have been calculated using interest expense.

     (9) Lease expense includes $1.3 million of synthetic lease expense for the three months ended September 30, 2002. Effective November 1, 2002, the Company has terminated all of its synthetic leases.

     (10) Excludes a charge in G&A for a $2.5 million Medicare claim review for 1998 for one community, $1.4 million of transaction expenses related to refinancings, $38.1 million of lease expense related to residual value guarantees, $865,000 of extraordinary loss on extinguishment of debt, net of tax, $2.8 million loss on sale of assets, $5.9 million loss on discontinued operations, net of tax, and $8.9 million of asset impairment charges for the twelve months ended September 30, 2002.

     (11) Excludes a gain of $8.7 million on disposal, $1.8 million of restructuring costs, and a gain of $1.2 million on discontinued operations for the three months ended September 30, 2002.

     (12) Includes $6.6 million of convertible paid-in-kind (PIK) interest for the three months ended September 30, 2002.

     (13) Excludes $54.7 million of cumulative effect of change in accounting principle, loss on discontinued operation of $83.1 million, gain on disposal of $16.5 million, and restructuring costs of $9.5 million for the twelve months ended September 30, 2002.

     (14) Reflects the convertible preferred shares. Includes $872,000 of undeclared and unpaid PIK dividends.

     (15) Excludes $54,000 of gains on sale of properties and partnership interests and $512,000 of extraordinary gains from early extinguishment of debt, net of income tax for the twelve months ended September 30, 2002.

     (16) Excludes $39,000 of loss from discontinued operations and $14,000 of debt restructure and reorganization costs for the three months ended September 30, 2002.

     (17) Balance Sheet reflects restructuring & fresh start accounting.

     (18) Includes current unfavorable lease adjustment of $647,000 and long-term liability lease adjustment of $2.6 million at September 30, 2002.

     (19) Reflects actual fiscal year ended earnings.

     (20) Excludes loss on settlement of contract litigation of $124,000, loss on financial restructuring of $1.0 million, and loss on impairment of long-lived assets of $2.0 million for the three months ended March 31, 2002.

     (21) Excludes provision for losses under shortfall funding agreements of $3.1 million, loss on settlement of contract litigation of $838,000, loss on financial restructuring of $5.9 million and loss on impairment of long-lived assets of $10.7 million for the twelve months ended March 31, 2002.

     (22) Includes $1.7 million of straight-line lease liability at March 31, 2002.

     (23) Reflects rent expense of $700,000 for CY 2001 as of the Form 10-K dated December 31, 2001.

SUMMARY OF COMPARABLE COMPANIES
Select Publicly-Traded Assisted Living & Senior Living Companies
Footnotes
--------------------------------------------------------------------------------

nm - not meaningful
na - not available
Sources:  10-K, 10-Q and Press Releases.
Note:  LTM = Latest Twelve Months;  LQA = Latest Quarter Annualized

     (24) Excludes $2.1 million ($1.2 million net of a 30% effective tax rate) of gain on sale of assets for the twelve months ended September 30, 2002.

     (25) Filed Chapter 11 on November 9, 2000. Emerged from bankruptcy on April 5, 2002.

     (26) Excludes 3,982,684 shares issuable upon conversion of $115.0 million of 6.25% Convertible Subordinated Debentures convertible at $28.875 per share.

     (27) Operating capacity reflects total capacity.

     (28) Reflects IBES earnings estimate.

     (29) Excludes $48.0 million asset impairment charge ($28.8 million net of assumed 40% tax rate) for the year ended 1999 and $38 million asset impairment charge for the three months ended September 30, 2000.

     (30) Preferred stock reflects $25.0 million of redeemable preferred shares at September 30, 2002.

     (31) Excludes 1.2 million shares issuable upon conversion of $9.0 million of 7.50% Convertible Subordinated Debentures convertible at $7.50 per share.

     (32) On August 16, 2000, CSU closed its pending merger with ILM Senior Living and acquired the remaining stake of an asset jointly held by ILM and ILM II Senior Living, Inc.

     (33) Excludes income from property sales of $20.1million ($12.5 million net of a 38% effective tax rate) for the three months ended September 30, 2002.

     (34) Excludes $2.6 million of extraordinary loss, tax effected and $59.4 million ($36.2 million net of 39% effective tax rate) of income from property sales for the twelve months ended September 30, 2002.

     (35) Excludes loss from discontinued operations of $12,000, debt restructure and reorganization costs of $5.1 million, $88,000 of loss on disposal of assets, gain of $79.5 million on reorganization and loss of $119.3 million for fresh start adjustment for the twelve months ended September 30, 2002.

     (36) Reflects Same Community occupancy during the third quarter of 2002. Same Community is defined as facilities held for five or more quarters.

     (37) Excludes $1.8 million in restructuring costs for the three months ended September 30, 2002.

     (38) Reflects data as of the latest form 10-K.

     (39) Reflects Same Community occupancy during the third quarter of 2002. Same Community is defined as facilities held for four or more quarters.

     (40) Excludes $58.5 million of refundable portion of life estate fees at September 30, 2002. Includes $35.8 million of debt associated with assets held for sale.

     (41) Excludes $1.4 million of refinancing costs, $2.5 million of asset impairment charges, $1.9 million loss on sale of assets and $5.9 million of impairment as discontinued operations for the three months ended September 30, 2002.

     (42) On August 19, 2002, Balanced Care completed its merger with IPBC Acquisition Corp. As a result of the merger, Balanced Care will no longer be listed on The American Stock Exchange.

     (43) On October 1, 2002, the Company acquired 24 leased communities with 1,650 units.

     (44) Excludes $1.4 million of various costs related to the Company's refinancing plan, including $958,000 of consultant costs and $410,000 of legal costs for the three months ended September 30, 2002. By the end of the third quarter, the Company completed its refinancing plan.

     (45) Reflects average occupancy for the three months ended September 30, 2002.

     (46) Includes $2.1 million of lease liabilities at September 30, 2002.

     (47) Reflects the nine months ended September 30, 2002 annualized.

[LOGO](R)                                                           January 2003
--------------------------------------------------------------------------------


Appendix VI - Comparable Transactions Analysis


--------------------------------------------------------------------------------
Cohen & Steers
--------------------
CAPITAL ADVISORS LLC

SUMMARY OF COMPARABLE M&A TRANSACTIONS WITH CASH CONSIDERATIONS
Select Assisted Living & Senior Living Transactions
M&A Multiples Analysis
--------------------------------------------------------------------------------

====================================================================================================================================

                                                                     Adjusted Transaction Value        Transaction   Market Value of
                                                             -----------------------------------------
                                                  Closing    Operating Beds                              Value /      Equity / Book
 Transaction                                        Date         ($000's)       Revenues     EBITDAR     EBITDA           Value
 ---------------------------------------------  ------------ ----------------------------------------- ------------- ---------------
 Senior Housing Prop, Trust / Constellation      10/25/2002        $ 75.9          na           na         na                na
 IPC Advisors S.a.r.l. / Balanced Care Corp.     08/19/2002          58.9          3.7 x        nm         nm                nm
 Five Star / ILM II Senior Living (ILM II)       04/01/2002          64.6          3.2          8.3 x      8.3 x             1.1 x
 Senior Housing Prop. Trust / Crestline          01/11/2002          80.1          2.2          8.0        8.0               1.1
 Fortress / Brookdale                            09/08/2000         121.6          nm           nm         nm                2.6
 Capital Senior / ILM Senior Living (ILM I)      08/16/2000          80.2          4.4          8.6        8.6               2.6
 Alterra / HCR ManorCare Assets                  07/21/1999          76.6          na           na         na                na
 Sunrise/Karrington                              05/17/1999         103.5          nm           nm         nm                nm
 Lazard Freres / Atria                           09/15/1998         133.0          nm           nm         nm                2.4
 American Retirement / Freedom Group             07/14/1998         111.2          2.4          8.3        8.3               nm
 Lazard Freres / Kapson                          04/09/1998         146.3          nm           nm         nm                2.8
 Alternative Living/Sterling House               10/24/1997          83.9          nm           nm         nm                nm
 Whitehall Street / Integrated Living            07/03/1997          68.2          4.1          nm         nm                1.5
 Host Marriott / Marriott International          06/24/1997          70.7          na           7.8        7.8               na
 Greenbriar/American Care                        12/31/1996          43.1          4.5          nm         nm                nm
 Alternative Living/New Crossings                05/24/1996          64.9          3.9          13.1       nm                nm
 Greenbriar/Wedgwood                             04/01/1996          54.9          4.6          nm         nm                nm
 Marriott International/Forum Group              03/25/1996          82.4          3.1          12.1       12.1              nm

 -----------------------------------------------------------------------------------------------------------------------------------
                                      High                         $146.3          4.6 x        13.1 x     12.1 x            2.8 x
                                       Low                           43.1          2.2          7.8        7.8               1.1

                                      Mean                         $ 84.4          3.6 x        9.5 x      8.9 x             2.0 x
                                    Median                           78.4          3.8          8.3        8.3               2.4

                              Adj. Mean/(1)/                       $ 83.2          3.7 x        9.1 x      8.3 x             2.1 x


 Lazard Freres / ARV Assisted Living/(2)/           Pending        $ 81.8          3.2 x        9.9 x      9.7 x             1.6 x

====================================================================================================================================

nm=not meaningful; na=not available
(1) Reflects mean excluding high and low.
(2) Reflects Lazard's current proposed price.

COMPARABLE M&A TRANSACTIONS
Select Assisted Living & Senior Living Transactions
(Amounts in mm's except per share data and per bed value)
--------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

                                                                            Senior Housing        IPC Advisors   Five Star Quality
Acquiror                                                  Lazard Freres        Prop. Trust          S.a.r.l.                  Care

Target                                                              ARV      Constellation       Balanced Care              ILM II
                                                                           Health Services               Corp.

------------------------------------------------------------------------------------------------------------------------------------
Announcement Date                                              09/23/02                 na          05/16/2002          02/08/1999
Closing Date                                                    Pending         10/25/2002          08/19/2002          04/01/2002

Equity Value per Common Share                                     $3.90                 na               $0.25                  na

------------------------------------------------------------------------------------------------------------------------------------
Equity Amount Paid                                                $74.1                 na                $4.0               $45.5
   Net Debt Assumed                                               106.7                 na               111.9                 0.0
Transaction Value                                                $180.8              $77.2              $115.9               $45.5
   Capitalized Rent (10x Rent Expense)                            320.3                0.0               101.1                 0.0
Adj. Transaction Value                                           $501.1              $77.2              $217.0               $45.5
------------------------------------------------------------------------------------------------------------------------------------

Premium 1 day before announcement                                  52.9%                nm                  nm                  nm
Premium 1 week before announcement                                 56.0%                nm                  nm                  nm
Premium 4 weeks before announcement                                61.2%                nm                  nm                  nm

Accounting Structure                                           Purchase           Purchase            Purchase            Purchase

Consideration                                              $74.1 Common                 na           $4.0 Cash          $45.5 Cash
                                                       $106.7 Ass. Debt                 na    $111.9 Ass. Debt      $0.0 Ass. Debt


Valuation Multiples
-------------------

Adj. Transaction Value/Operating Beds ($000's) (e)                $81.8              $75.9               $58.9               $64.6
Adj. Transaction Value/Revenues                                     3.2 x               na                 3.7 x               3.2 x
Adj. Transaction Value/EBITDAR                                      9.9                 na                  nm                 8.3

Transaction Value/EBITDA                                            9.7 x               na                  nm                 8.3 x
Transaction Value/EBIT                                             16.4                 na                  nm                  na

Market Value of Equity/Net Income                                    nm                 na                  nm                  na
Market Value of Equity/Book Value                                   1.6                 na                  nm                 1.1 x


------------------------------------------------------------------------------------------------------------------------------------
                                                              Senior Housing
Acquiror                                                         Prop. Trust                      Fortress       Capital Senior

Target                                                      Crestline Assets (a)          Brookdale Living (b)            ILM I

------------------------------------------------------------------------------------------------------------------------------------
                                                                                     Tranche I  Tranche II
                                                                                     ---------  ----------
Announcement Date                                                 08/09/2001        04/20/2000  07/26/2000           02/08/1999
Closing Date                                                      01/11/2002        05/18/2000  09/08/2000           08/16/2000

Equity Value per Common Share                                             na            $15.00      $15.25                   na

------------------------------------------------------------------------------------------------------------------------------------
Equity Amount Paid                                                    $366.7                        $251.5 (b)            $87.4 (c)
   Net Debt Assumed                                                    233.3                         117.7                  1.0
Transaction Value                                                     $600.0                        $369.2                $88.4
   Capitalized Rent (10x Rent Expense)                                   0.0                         278.8                  0.0
Adj. Transaction Value                                                $600.0                        $648.0                $88.4
------------------------------------------------------------------------------------------------------------------------------------

Premium 1 day before announcement                                         nm              33.3%        1.7%                  nm
Premium 1 week before announcement                                        nm              41.0%        2.5%                  nm
Premium 4 weeks before announcement                                       nm              20.6%        4.7%                  nm

Accounting Structure                                                Purchase                        Purchase           Purchase

Consideration                                                    $341.7 Cash                     $251.5 Cash         $87.4 Cash
                                                                  $25.0 Note (a)            $117.7 Ass. Debt     $1.0 Ass. Debt
                                                            $233.3 Ass. Debt


Valuation Multiples
-------------------

Adj. Transaction Value/Operating Beds ($000's) (e)                     $80.1                        $121.6                $80.2
Adj. Transaction Value/Revenues                                          2.2 x                          nm                  4.4 x
Adj. Transaction Value/EBITDAR                                           8.0                            nm                  8.6

Transaction Value/EBITDA                                                 8.0 x                          nm                  8.6 x
Transaction Value/EBIT                                                  11.8                            nm                   na

Market Value of Equity/Net Income                                     21.8 x                            nm                   na
Market Value of Equity/Book Value                                      1.1                             2.6                  2.6

COMPARABLE M&A TRANSACTIONS
Select Assisted Living & Senior Living Transactions
(Amounts as of announcement in mm's except per share data and per bed value)
--------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                                                                                                                        American
Acquiror                                                  Alterra              Sunrise         Lazard Freres          Retirement

Target                                             HCR Manor Care (d)       Karrington                 Atria       Freedom Group
                                                           Assets
------------------------------------------------------------------------------------------------------------------------------------
Announcement Date                                      01/04/1999           10/19/1998            04/20/1998          01/29/1998
Closing Date                                           07/21/1999           05/17/1999            09/15/1998          07/14/1998

Equity Value per Share                                         na               $11.46                $20.25                  na

------------------------------------------------------------------------------------------------------------------------------------
Equity Amount Paid                                         $200.0                $78.4 (f)            $473.5 (g)           $28.7
   Net Debt Assumed                                           0.0                 99.2                 202.1                53.3
Transaction Value                                          $200.0               $177.6                $675.7               $82.0
   Capitalized Rent (10x Rent Expense)                        0.0                 62.6                  43.1                 2.1
Adj. Transaction Value                                     $200.0               $240.2                $718.8               $84.1
------------------------------------------------------------------------------------------------------------------------------------

Premium 1 day before announcement                              nm                 43.4%                  2.5%                 nm
Premium 1 week before announcement                             nm                 47.5%                  7.3%                 nm
Premium 4 weeks before announcement                            nm                116.7%                 -3.3%                 nm

Accounting Structure                                     Purchase             Purchase              Purchase            Purchase

Consideration                                         $200.0 Cash         $78.4 Common           $473.5 Cash        $19.8 Common
                                                   $0.0 Ass. Debt      $99.2 Ass. Debt      $202.1 Ass. Debt          $28.7 Cash
                                                                                                                 $53.3 Ass. Debt (y)
Valuation Multiples

Adj. Transaction Value/Operating Beds ($000's) (b)          $76.6               $103.5                $133.0              $111.2
Adj. Transaction Value/Revenues                                na                  5.6 x                 6.2 x               2.4 x
Adj. Transaction Value/EBITDAR                                 na                   nm                  19.3                 8.3

Transaction Value/EBITDA                                       na                   nm                  20.5 x               8.3 x
Transaction Value/EBIT                                         na                   nm                  31.4                16.1

Market Value of Equity/Net Income                              na                   nm                 39.7 x               31.1 x
Market Value of Equity/Book Value                              na                  7.1                   2.4                  nm


---------------------------------------------------------------------------------------------------------------------------------

Acquiror                                                Lazard Freres                Lazard Freres        Alternative Living

Target                                                         Kapson                          ARV            Sterling House

---------------------------------------------------------------------------------------------------------------------------------
Announcement Date                                          10/02/1997                   07/15/1997                07/31/1997
Closing Date                                               04/09/1998                   12/05/1997                10/24/1997

Equity Value per Share                                         $14.50                       $14.32 (i)                $28.12 (k)

---------------------------------------------------------------------------------------------------------------------------------
Equity Amount Paid                                             $181.5 (h)                   $227.1 (j)                $144.6
   Net Debt Assumed                                              72.1                         (4.7)                     29.2
Transaction Value                                              $253.6                       $222.5                    $173.9
   Capitalized Rent (10x Rent Expense)                           20.5                        221.8                     102.6
Adj. Transaction Value                                         $274.1                       $444.2                    $276.5
---------------------------------------------------------------------------------------------------------------------------------

Premium 1 day before announcement                                -0.9%                        25.9%                     30.0%
Premium 1 week before announcement                                9.4%                        29.4%                     29.1%
Premium 4 weeks before announcement                              11.5%                        27.3%                     40.0%

Accounting Structure                                         Purchase                     Purchase                   Pooling

Consideration                                             $181.5 Cash                  $227.1 Cash             $144.6 Common
                                                      $72.1 Ass. Debt              $-4.7 Ass. Debt           $29.2 Ass. Debt



Valuation Multiples

Adj. Transaction Value/Operating Beds ($000's) (b)             $146.3                        $75.1                     $83.9 (l)
Adj. Transaction Value/Revenues                                   5.8 x                        4.2 x                     6.8 x
Adj. Transaction Value/EBITDAR                                   22.6                           nm                      26.5

Transaction Value/EBITDA                                         25.2 x                         nm                        nm
Transaction Value/EBIT                                           41.0                           nm                        nm

Market Value of Equity/Net Income                                  nm                           nm                        nm
Market Value of Equity/Book Value                                 2.8                          2.0                       5.9

                                                                          Page 3

COMPARABLE M&A TRANSACTIONS
Select Assisted Living & Senior Living Transactions
(Amounts as of announcement in mm's except per share data and per bed value)
--------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------

Acquiror                                                  Whitehall               Host Marriott                 Greenbriar

Target                                            Integrated Living              Marriott Intl.              American Care
----------------------------------------------------------------------------------------------------------------------------
Announcement Date                                        05/30/1997                  03/18/1997                 10/10/1996
Closing Date                                             07/03/1997                  06/24/1997                 12/31/1996

Equity Value per Share                                       $11.50 (m)                      na                     $14.00

----------------------------------------------------------------------------------------------------------------------------
Equity Amount Paid                                            $86.6 (n)                  $189.0                      $18.2
   Net Debt Assumed                                            16.4                       244.0                       20.4
Transaction Value                                            $103.0                      $433.0 (o)                  $38.6
   Capitalized Rent (10x Rent Expense)                         33.7                         0.0                       19.5
Adj. Transaction Value                                       $136.7                      $433.0                      $58.1
----------------------------------------------------------------------------------------------------------------------------

Premium 1 day before announcement                              26.9%                         nm                         nm
Premium 1 week before announcement                             21.1%                         nm                         nm
Premium 4 weeks before announcement                            50.8%                         nm                         nm

Accounting Structure                                       Purchase                    Purchase                    Pooling

Consideration                                            $86.6 Cash                 $189.0 Cash               $18.2 Common
                                                    $16.4 Ass. Debt            $244.0 Ass. Debt            $20.4 Ass. Debt


Valuation Multiples

Adj. Transaction Value/Operating Beds ($000's) (b)            $68.2                       $70.7                      $43.1
Adj. Transaction Value/Revenues                                 4.1 x                        na                        4.5 x
Adj. Transaction Value/EBITDAR                                 30.6                         7.8 (p)                   25.3

Transaction Value/EBITDA                                         nm                         7.8 x (p)                110.9 x
Transaction Value/EBIT                                           nm                          na                         nm

Market Value of Equity/Net Income                                nm                          na                         nm
Market Value of Equity/Book Value                               1.5                          na                         nm

------------------------------------------------------------------------------------------------------------------------------------

Acquiror                                                Alternative Living               Greenbriar            Marriott Intl.

Target                                                       New Crossings                 Wedgwood               Forum Group
------------------------------------------------------------------------------------------------------------------------------------
Announcement Date                                                       na               12/05/1995                02/16/1996
Closing Date                                                    05/24/1996               04/01/1996                03/25/1996

Equity Value per Share                                              $13.00 (q)               $16.00 (t)                $13.00

------------------------------------------------------------------------------------------------------------------------------------
Equity Amount Paid                                                   $26.1 (q)                $31.4 (t)                $297.4 (v)
   Net Debt Assumed                                                    9.4 (r)                 36.8 (u)                 307.4 (w)
Transaction Value                                                    $35.5                    $68.2                    $604.8
   Capitalized Rent (10x Rent Expense)                                56.8                      0.0                       0.0
Adj. Transaction Value                                               $92.3                    $68.2                    $604.8
------------------------------------------------------------------------------------------------------------------------------------

Premium 1 day before announcement                                       nm                       nm                       4.0%
Premium 1 week before announcement                                      nm                       nm                       8.3%
Premium 4 weeks before announcement                                     nm                       nm                      44.4%

Accounting Structure                                              Purchase                 Purchase                  Purchase

Consideration                                                 $26.1 Common             $31.4 Common             $297.4 Common
                                                            $9.4 Ass. Debt          $36.8 Ass. Debt          $307.4 Ass. Debt

Valuation Multiples

Adj. Transaction Value/Operating Beds ($000's) (b)                   $64.9 (s)                $54.9                     $82.4 (x)
Adj. Transaction Value/Revenues                                        3.9 x                    4.6 x                     3.1 x
Adj. Transaction Value/EBITDAR                                        13.1                     22.3                      12.1

Transaction Value/EBITDA                                              26.1 x                   22.3 x                    12.1 x
Transaction Value/EBIT                                                34.5                     40.3                      16.1

Market Value of Equity/Net Income                                    106.9 x                     nm                      21.6 x
Market Value of Equity/Book Value                                       nm                       nm                       3.6

COMPARABLE M&A TRANSACTIONS
Select Assisted Living & Senior Living Transactions
Footnotes
--------------------------------------------------------------------------------

Note: Analysis reflects publicly available information as disclosed in proxy statements, Form 8-K's and press releases. Data are before all non-recurring items. Multiples reflect operating data for the latest quarter annualized except for Host Marriott/Marriott Intl., Greenbriar/American Care and Greenbriar/Wedgwood which reflect operating data for the latest twelve months and SNH/Crestline which reflects data for the latest 24 weeks annualized.

nm - not meaningful
na - not available or not applicable
(a) On August 9, 2001, Crestline Capital Corporation and CSL Group entered into a stock purchase agreement with Senior Housing Properties Trust ("SNH") pursuant to which SNH would purchase Crestline's senior living business for $600 million. As part of the consideration, SNH delivered a $25 million promissary note due on the earlier of 1/31/04 or repayment of certain Crestline debt. Remaining consideration was $233.3 million of assumed net debt, $170.0 million of new term debt (SNH acquired Crestline subsidiaries subject to the subsidiaries raising this new term debt) and cash.
(b) On April 20, 2000, Fortress group acquired approximately 39.8% of Brookdale when it bought the Prime Group's shares. Subsequently, on July 20, Fortress tendered for the remaining common shares and shares issuable from the $100 million of convertible debt (i.e. the convertible debt is included in the equity value).
(c) Excludes $10.2 million included at closing to purchase the remaining interest from ILM II of a commonly held asset between ILM I and ILM II.
(d)  Alterra acquired a portfolio of 29 assisted living assets from HCR
     ManorCare.
     The transaction value does not reflect value attributable to additional arrangements agreed to by the two companies, including ancillary, joint venture and licensing agreements.
(e) Excludes managed facility beds and resident capacity under construction and development.
(f) Under the revised merger agreement, each issued and outstanding share of Karrington stock would be automatically converted into the right to receive .3333 shares of Sunrise stock.
     Reflects 6.8 million shares of Karrington stock outstanding and .462 mm stock options with an average strike price of $11.39 at December 31, 1998. Sunrise's stock price at the close of the merger was $44.375 and the net debt assumed does not include $5.7 mm outstanding debt from a Sunrise line of credit offered to Karrington.
(g)  Reflects 23.4 million shares outstanding and excludes options and warrants.
(h) Prometheus, an affiliate of Lazard Freres Real Estate Investors LLC, offered $14.50 per share for 7.750 million shares of Kapson common stock and .142 million options.
     In addition, Prometheus offered $27.93 a share for all of Kapson's 2.400 million outstanding convertible preferred shares.
(i) Prometheus, an affiliate of Lazard Freres Real Estate Investors LLC, has purchased a total of 7.320 million shares at an average price of $14.23 per share, including the conversion of $60.0 million of notes. The notes were redeemed for common stock at a 23.2% premium, resulting in the issuance of
     4.3 million shares at $17.25 per share. (By structuring the deal in this fashion, Lazard effectively purchased an additional 3.5 million shares at $14.00 per share).
(j)  Reflects value of 100% of Company based upon Lazard's 47.9% stake.
(k) Reflects a 1.1 for 1.0 exchange ratio and an ALI closing date stock price of $25.5625. SGH has 5.042 million primary shares outstanding and 0.177 million shares of options outstanding (calculated by the treasury stock method at a weighted average share price of $12.62).
(l)  Excludes franchised units.
(m) Reflects 6.697 mm ILCC shares outstanding and .831 mm shares of underlying stock options.
(n) Equity value per share reflects purchase of shares of Common Stock at $11.50 per share in cash.
(o) Host Marriott also plans to pay $107.0 mm for an additional 1,075 development units expected to be completed in January 1999. The current portfolio consists of 6,127 units.
(p) Reflects EBITDA expectation of $55.2 mm for CY 1997. If the $107.0 mm development cost and additional units are considered the Adj. Transaction Value/Operating Beds is
(q) Reflects the $13.00 IPO price of common stock (as opposed to the $4.65 private share value) relating to the 2.007 million shares issued in the private merger which closed in May 1996.
     $75.0 K and the Transaction Value/EBITDA multiple is 9.8x (Source: Form 8-K filed on March 18, 1997).
(r) Includes reset on the fair value of the capital lease and financing obligations.
(s) New Crossings operating data are pro forma for the December 1995 restructuring.
(t) Reflects $16.00 share price on 9/16/96, the day on which the Company converted the Series E and Series D preferred stock issued in the merger into 1.962 shares of common stock.
(u)  Includes $11.8 million financing obligation relating to a capital lease.
(v)  Includes $6.9 mm of warrants to purchase common stock.
(w) Includes $18.6 mm of resident deposits and refundable resident fees reflected as debt.
(x)  Includes managed beds.
(y)  Excludes non refundable portion of life estate fees.

[LOGO](R)                                                           January 2003
--------------------------------------------------------------------------------


Appendix VII - Draft Form of Fairness Opinion


--------------------------------------------------------------------------------
Cohen & Steers
--------------------
CAPITAL ADVISORS LLC

January _, 2003

The Special Committee of the Board of Directors
ARV Assisted Living, Inc.
245 Fischer Avenue, Suite D1
Costa Mesa, CA 92626

Members of the Special Committee of the Board of Directors:

    We understand that ARV Assisted Living, Inc. (the "Company"), Prometheus Assisted Living LLC (the "Purchaser") and Jenny Merger Corp., a wholly-owned subsidiary of the Purchaser ("Merger Sub"), have entered into an Agreement and Plan of Merger dated as of January 3, 2003 (the "Merger Agreement"), whereby Merger Sub will be merged with and into the Company (the "Merger"), with the Company surviving the Merger. Pursuant to the Merger Agreement, at the Effective Time (as such term is defined in the Merger Agreement) each issued and outstanding share (subject to certain exceptions) of common stock of the Company (the "Common Shares") shall be canceled and retired and shall be converted into the right to receive $3.90 in cash per share (the "Merger Consideration").

    You have requested our opinion as to the fairness, from a financial point of view, of the Merger Consideration (as defined below) to be received by the holders of the Common Shares (other than the Purchaser, Merger Sub and their respective affiliates) pursuant to the terms and subject to the conditions set forth in the Merger Agreement.

    In arriving at our opinion expressed herein, we have, among other things:

        (i) reviewed certain publicly-available financial statements and other publicly-available business and financial information relating to the Company;

        (ii) reviewed certain internal financial and operating data, including financial forecasts, furnished to us by the Company relating to the business, earnings, cash flow and assets of the Company;

        (iii) conducted discussions with the Company and its representatives and consultants concerning the matters described in clauses (i) and (ii) above, as well as the business and prospects of the Company, before and after giving effect to the Merger;

        (iv) reviewed the Merger Agreement and certain related documents, and held discussions with certain senior officers, directors and other representatives and advisors of the Company concerning the business, operations and prospects of the Company;

        (v) performed various financial analyses as we deemed appropriate, using generally accepted analytical valuation methodologies, including (a) a discounted cash flow analysis; (b) a theoretical stock price analysis;
    (c) a net asset value analysis; (d) an analysis of premiums paid in select transactions involving publicly traded assisted living and senior housing companies; (e) an analysis of comparable trading multiples of select assisted living and senior housing companies; (f) an analysis of comparable transactions involving select assisted living and senior housing companies; and (g) an analysis of historical stock prices and trading volumes of the Company; and

        (vi) conducted such other financial studies, analyses and financial investigations, and considered such other financial, economic and market data and other information as we deemed necessary or appropriate.

    Our opinion relates to the Merger, taken as a whole and not to any individual component thereof. Accordingly, we assume that each element of the Merger will occur as described in the Merger Agreement.

    In arriving at our opinion, we have assumed, at the Company's direction, that the final terms of the Merger will conform in all material respects to the terms and provisions set forth in the Merger Agreement and in copies of such other documents reviewed by us and that such provisions and documents will not be amended, modified or waived. We have further assumed, at the Company's direction, that all material governmental, regulatory and third party consents and approvals that may be required will be obtained.

    We were not requested to and, therefore, did not verify independently the accuracy or completeness of any information furnished by the Company or any publicly available information that we reviewed in arriving at our opinion expressed herein. At the Company's direction, we assumed and relied, without independent verification, upon the accuracy and completeness of all information furnished or otherwise communicated to us and upon the assurance of the Company that it was not aware of any information or facts that would make the information provided to us materially incomplete or misleading. At the Company's direction, we further assumed that the financial and operating forecasts reviewed by us were reasonably prepared on a basis reflecting the best current estimates and good faith judgments of management of the Company as to their anticipated future financial condition and operating results, and we express no opinion with respect to such forecasts or the price or trading range at which the Common Shares may trade following the date of our opinion.

    We were not engaged to conduct a physical inspection of any properties or make an independent valuation or appraisal of any assets or liabilities, contingent or otherwise, or real property of the Company, and we were not furnished with copies of any such valuations or appraisals. We were not engaged to review, and did not consider any legal, accounting or tax effects of the Merger. We do not intend to conduct any review or analysis with respect to the Merger after the date of this letter, and we accept no responsibility to update or revise our opinion based on events or circumstances occurring after the date hereof.

    Our opinion herein is necessarily based on our assessment of economic, monetary, market, regulatory and other conditions as they exist and which can be evaluated on the date hereof. Our opinion does not address and we hereby make no recommendation as to the Company's underlying decision to proceed with the Merger or the relative merits of its decision not to proceed with any alternative transactions that may be available to the Company. In addition, we express no opinion with respect to whether Merger will be consummated.

    We are acting as financial advisor to the Special Committee in connection with certain matters, including the Merger, and we will receive a fee from the Company for our services. In addition, the Company has agreed to indemnify us for certain liabilities arising out of our engagement. We have in the past provided, and may in the future provide, financial advisory and financing services to the Company and/or its affiliates and have received, and may receive, customary fees for the rendering of such services. In the ordinary course of our business, we may actively trade debt and/or equity securities issued by the Company, for our own account and for the accounts of others and, accordingly, may at any time hold a long or short position in such securities.

    Our opinion expressed herein is provided at the Company's request for the exclusive use and benefit of the Special Committee of the Board of Directors of the Company in connection with evaluating the Merger, and for no other purpose. We have not been engaged as an agent or fiduciary of the Company's stockholders or any other persons. Our opinion is addressed only to the Special Committee of the Board of Directors and only addresses the fairness, from a financial point of view, to the holders of the Common Shares (other than the Purchaser, Merger Sub and their respective affiliates) of the Merger Consideration to be received by such holders in the Merger. Notwithstanding anything to the contrary, Doug Pasquale, provided that he is unaffiliated with Lazard and the Purchaser and is otherwise a disinterested director, may rely on this opinion to the same extent as if he were an addressee hereof. Our opinion does not constitute a recommendation concerning any action the Company or any stockholder should take concerning the Merger or any alternative thereto (including whether to consent to, approve of or vote in favor of the Merger or take or refrain from taking any other action) and should not be relied upon as such, and does not confer any rights or remedies upon the Company.

    Neither this letter nor our opinion expressed herein may be reproduced, summarized, excerpted, quoted from, referred to or disclosed in any filing, report, document, release or other communication, whether written or oral, made, prepared, issued or transmitted by the Company without our prior written approval.

    Based upon and subject to all of the foregoing, we are of the opinion that, as of the date hereof, the Merger Consideration to be received in the Merger is fair, from a financial point of view, to the holders of the Common Shares (other than the Purchaser, Merger Sub and their respective affiliates).

                                Very truly yours,